EXHIBIT  10.4





                            JOINT OPERATING AGREEMENT

                                     BETWEEN


                    AMNI INTERNATIONAL PETROLEUM DEVELOPMENT
                                 COMPANY LIMITED



                                       AND



                         LIBERTY TECHNICAL SERVICES LTD.




                               REGARDING THE DEEP
                            ZONES OF  THE  IMA FIELD





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
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                                TABLE OF CONTENTS


ARTICLES                                                                            PAGE
----------------------------------------------------------------------------------  ----

ARTICLE I - DEFINITIONS                                                                1
1.1  Definitions                                                                       1
1.2  Schedules                                                                         9
1.3  Interpretation                                                                    9

ARTICLE II - DURATION                                                                 10
2.1  Effective Date and Term                                                          10
2.2  Continuing Obligation                                                            10

ARTICLE III - SCOPE AND UNDERSTANDING                                                 10
3.1  Scope                                                                            10
3.2  Understanding                                                                    11

ARTICLE IV - PARTICIPATING INTEREST                                                   11
4.1  Participating Interest                                                           11
4.2  Ownership, Obligations and Liabilities Governed by Joint Venture Agreement       11

ARTICLE V - THE OPERATOR                                                              11
5.1  Designation of the Operator                                                      11
5.2  Resignation or Removal of the Operator                                           11
5.3  Removal of the Operator                                                          12
5.4  Appointment of Successor                                                         12
5.5  Commingling of Funds                                                             13

ARTICLE VI - AUTHORITY AND DUTIES OF THE OPERATOR                                     13
6.1  Rights                                                                           13
6.2  Responsibility                                                                   14
6.3  Liens and Encumbrances                                                           15
6.4  Employees and Contractors                                                        15
6.5  Representation of The Parties                                                    16
6.6  Records                                                                          16
6.7  Reports                                                                          16
6.8  Consultation and Information                                                     17
6.9  Joint Account Expenditures and Actions                                           17
6.10  Disposal and Abandonment                                                        18

ARTICLE VII - RIGHTS OF THE PARTIES                                                   20
7.1  Reservation of Rights                                                            20
7.2  Inspection Rights                                                                20
7.3  Access Rights                                                                    20

ARTICLE VIII - THE OPERATING COMMITTEE                                                21
8.1  Establishment and Powers                                                         21
8.2  Representation                                                                   21
8.3  Chairman                                                                         22
8.4  Meetings                                                                         22
8.5  Minutes                                                                          22
8.6  Action Without a Meeting                                                         23
8.7  Sub-Committees                                                                   23
8.8  Voting Procedure                                                                 23
8.9  Concession Provisions                                                            24
8.10  Notification to the Committee                                                   24
8.11  Costs                                                                           24

ARTICLE IX - PROJECT MANAGER                                                          25
9.1                                                                                   25

ARTICLE X - FUNDING OF THE JOINT OPERATIONS                                           25
10.1  Cash Call                                                                       25
10.2  Payments for Joint Operations Expenditures                                      26
10.3  Failure of a Party to Pay a Cash Call                                           26

ARTICLE XI - INSURANCE AND LITIGATION                                                 27
11.2  Joint Account Insurance                                                         27
11.3  Indemnity                                                                       29
11.4  Litigation                                                                      29
11.5  IMA #11 Insurance Proceeds                                                      31

ARTICLE XII - EXPLORATION WORK PROGRAMME AND BUDGET                                   31
12.1  Annual Work Programme and Budget                                                31
12.2  Authorization for Expenditure                                                   32
12.3  Amendment                                                                       32

ARTICLE XIII - APPRAISAL WORK PROGRAMME AND BUDGET                                    33
13.1  Joint Work Programme and Budget                                                 33
13.2  Authorization for Expenditure                                                   33
13.3  Review and Amendment                                                            34

ARTICLE XIV - DEVELOPMENT WORK PROGRAMME AND BUDGET                                   34
14.1  Joint Work Programme and Budget                                                 34
14.2  Authorization for Expenditure                                                   35
14.3  Review and Amendment                                                            36

ARTICLE XV - PRODUCTION WORK PROGRAMME AND BUDGET                                     37
15.1  Annual Work Programme and Budget                                                37
15.2  Authorization for Expenditure                                                   37
15.3  Amendment                                                                       38

ARTICLE XVI - SOLE RISK OPERATIONS                                                    38
16.1  Definitions                                                                     38
16.2  Sole Risk Operations                                                            39
16.3  Conditions for Sole Risk Operations                                             40
16.4  Sole Risk Notice                                                                40
16.5  Sole Risk Operation as Joint Operation                                          41
16.6  Sole Risk Operation                                                             41
16.7  Operator of Sole Risk Operation                                                 41
16.8  Commencement of Sole Risk Operation                                             41
16.9  Information Concerning Sole Risk Operation                                      42
16.10  Election to Participate in Further work                                        42
16.11  Use of Joint Property and Personnel of the Operator for Sole Risk Operation    42
16.12  Indemnification of the Non-Consenting Party                                    42
16.13  Title to The Sole Risk Operation, Production and Facilities                    42

ARTICLE XVII - ACCOUNTING PROCEDURE                                                   43
17.1                                                                                  43

ARTICLE XVIII - DEFAULT                                                               43
18.1  Failure to Pay                                                                  43
18.2  Remedy of Default                                                               44
18.3  Continuation of Default                                                         44
18.4                                                                                  45
18.5                                                                                  45
18.6  Other Remedies                                                                  45

ARTICLE XIX - DISPOSITION OF PRODUCTION                                               45
19.1  Right and Obligation to Take in Kind                                            45
19.2  Offtake Agreement for Crude Oil                                                 46
19.3  Separate Agreement for Natural Gas                                              47

ARTICLE XX - CONFIDENTIALITY                                                          47
20.1  Confidentiality Data and Information                                            47
20.2  Trading Rights                                                                  48

ARTICLE XXI - PUBLIC ANNOUNCEMENTS                                                    49
21.1                                                                                  49
21.2                                                                                  49
21.3                                                                                  49

ARTICLE XXII - OUTGOINGS AND GRANTS                                                   49
22.1  Outgoings                                                                       49
22.2  Grants                                                                          50

ARTICLE XXIII - COVENANT, UNDERTAKING, RELATIONSHIP AND TAX                           50
23.1  Covenant and Undertaking                                                        50
23.2  Relationship                                                                    50
23.3  Tax                                                                             51

ARTICLE XXIV - ASSIGNMENT AND ENCUMBRANCES                                            51
24.1  Restriction                                                                     51

ARTICLE XXV - WITHDRAWAL                                                              51
25.1  Restriction                                                                     51
25.2  Withdrawal                                                                      51
25.3  Conditions                                                                      52

ARTICLE XXVI - FORCE MAJEURE                                                          53
26.1                                                                                  53
26.2                                                                                  54

ARTICLE XXVII - NOTICES                                                               54
27.1                                                                                  54

ARTICLE XXVIII - DISPUTE RESOLUTIONS PROVISIONS                                       54
28.1                                                                                  54
28.2                                                                                  54
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

                            JOINT OPERATING AGREEMENT
                            -------------------------


THIS  JOINT  OPERATING  AGREEMENT is made effective the 30th  day of June, 1998.

BETWEEN:

     AMNI INTERNATIONAL  PETROLEUM  DEVELOPMENT  COMPANY LIMITED,  of Plot 1377B
     Tiamiyu  Savage  Street,  Victoria  Island,  P.O. Box 54452,  Falomo Ikoyi,
     Lagos, Nigeria (hereinafter referred to as "AMNI."

                                       and

     LIBERTY TECHNICAL SERVICES LTD., of 7th Floor, Folawiyo Plaza, 38 Warehouse
     Road, Apapa, Lagos, Nigeria (hereinafter referred to as "Liberty")

WHEREAS

1. Pursuant to the Joint Venture Agreement dated as of even date herewith (as modified from time to time, a AJoint Venture Agreement@) AMNI and Liberty entered into a joint venture for the exploration and development of the Deep Zones associated with the IMA Field;

2.   AMNI and Liberty each hold certain working and revenue interest in the Deep
     Zones pursuant to the provisions contained in the Joint Venture Agreement;

3. The Joint Venture Agreement contemplates the execution of an agreement providing for the joint exploration, development and production operation of the Deep Zones as well as the management of the Deep Zones by the Operator, all in accordance with the terms, provisions and conditions hereinafter set forth;

NOW THEREFORE, in consideration of the promises and covenants hereinafter set forth, the Parties hereby agree as follows:

                             ARTICLE I - DEFINITIONS
                             -----------------------

1.1  DEFINITIONS

     Capitalized terms used herein but not defined herein shall have the meanings specified by the Joint Venture Agreement.

1.1.1 "ABANDONMENT AGREEMENT" means the proper plugging and abandoning of a well in compliance with the Regulations and the restoration of the well site to the satisfaction of any governmental body having jurisdiction with respect thereto and to the reasonable satisfaction of the owner and occupier of the surface.


1.1.2 "ACCOUNTING PROCEDURE" means the procedure set out in Schedule "A" hereto.

1.1.3 "ACT"means the Petroleum Act of 1969 (Nigeria) and its subsidiary legislation, all amendments thereto and all Regulations, policies and statements passed in relation thereto.

1.1.4 "AFFILIATE" OR "AFFILIATED COMPANY" means a company, partnership or other legal entity which controls, or is controlled by, an entity which controls a Party, and for the purposes hereof, "control" means the ownership directly or indirectly of more than fifty (50%) percent of the shares or voting rights or privileges in a company, partnership or legal entity.

1.1.5 "AGREEMENT" OR "JOINT OPERATING AGREEMENT," "HEREOF," "HEREIN," "HERETO" and similar expressions means this Joint Operating Agreement, together with schedules attached hereto and any amendment or amendments made between the Parties in writing from time to time.

1.1.6 "AGREED INTEREST RATE" means interest compounded on a monthly basis, at the rate per annum equal to the one (1) month term LIBOR rate for U.S. Dollar deposits, as published by The Wall Street Journal or, if not published, then by the Financial Times of London plus two percent (2%) application on the first Business Day prior to the due date of payment and thereafter on the first Business Day of each succeeding one (1) month term. If the aforesaid rate is contrary to any applicable usury law, the rate of interest to be charged shall be the maximum rate permitted by such applicable law.

1.1.7     "AMNI" means Amni International Petroleum Development Company Limited.

1.1.8 "APPRAISAL WELL" means any well whose purpose at the time of commencement of drilling such well is the determination of the extent or the volume of Petroleum reserves contained in an existing Discovery.

1.1.9 "ASSETS" means the fixed and moveable assets of the Joint Operations including without limitation any OPL or OML establishing the Deep Zones of the IMA Field, exploration, development, production, transportation, storage, delivery and export facilities and associated assets including but not limited to offices, housing and welfare facilities.

1.1.10 "AUTHORITY FOR EXPENDITURE" OR "AFE" means a written statement of an operation proposed to be conducted pursuant to this Agreement, which statement shall include:

          (a) the type, purpose and location of such operation, in sufficient detail to enable a Party to understand the nature, scope and sequence of such operation, the proposed time frame over which such operation will be conducted and, if such operation is the drilling or deepening of a well, the projected total depth thereof, the proposed surface coordinates of the well and, if they will differ materially from the surface coordinates of the well, the proposed bottomhole coordinates therefor; and

          (b) the proposing Party's estimate of the anticipated costs of such operation, which estimate shall be in sufficient detail to enable a Party to identify, in summary form, the anticipated costs of the various identifiable segments of such operation, including, if applicable, those costs which relate to drilling, completing and equipping a well.

1.1.11 "AVAILABLE PRODUCTION" means the quantity of Petroleum which can be efficiently and economically produced and saved from the producing wells subject to any production allowable within limitations imposed by the Ministry or other technical limitations resulting from operations.

1.1.12 "BARREL" means a quantity consisting of forty-two (42) United States gallons, corrected to a temperature of sixty (60) degrees Fahrenheit under one (1) atmosphere of pressure.

1.1.13 "BUSINESS DAY" means a day on which the banks in London, England and Zurich, Switzerland are customarily open for business.

1.1.14 "CALENDAR QUARTER" means a period of three (3) consecutive months commencing on January 1 and ending the following March 31, a period of three (3) months commencing on April 1 and ending on the following June 30, a period of three (3) months commencing on July 1 and ending on the following September 30 or a period of three (3) months commencing on October 1 and ending on the following December 31 according to the Gregorian Calendar.

1.1.15 "CALENDAR YEAR" means a period of twelve (12) months commencing on January 1 and ending on the following December 31 according to the Gregorian Calendar.

1.1.16 "CASH CALL" means the amount in Dollars (or such other currency as the Operating Committee shall reasonably designate) which the Operating Committee requires a Cash Call Party to pay into the Joint Account during a Cash Call Month to meet such Party's Participating Interest of Petroleum Costs required to be paid during the Cash Call Month, after adjusting for balances or deficits in such bank account or the Operator's accounting records (as the case may be) as well as any credit receipts anticipated during such month, all in accordance with
          Article VIII of this Agreement.

1.1.17 "CASH CALL MONTH" means the calendar month in which specific costs and expenditures are to be incurred for the Joint Account.

 1.1.18 "CASH CALL PARTY" means a party that has an obligation, be it direct or indirect, to pay for costs associated with the exploration, development and production of Petroleum from the Deep Zones of the IMA Field.

1.1.19 "CASH PREMIUM" means the payment made pursuant to Article XVI by a Non-Consenting Party to reinstate its right to participate in a Sole Risk Operation.

1.1.20 "COMMERCIAL PRODUCTION QUOTA" means the quantity of Petroleum fixed or established by the National Petroleum Investments Management Services ("NAPIMS") (or any other regulatory agency from time to time on behalf of the Ministry as the permissible quantity that may be produced from the Deep Zones of the IMA Field (or a portion hereof), on a crude stream basis for a particular month or Calendar Quarter.

1.1.21 "COMPLETION" means an operation intended to complete a well through the Christmas tree as a producer of Petroleum in one or more Zones including, but not limited to, the setting of production casing, perforating, stimulating the well and production Testing conducted in such operation. "COMPLETE" and other derivatives shall be construed accordingly.

1.1.22 "CONCESSION" means a certain geographic area described and governed by an OPL or OML and allocated to an owner for the purpose of exploration and exploitation.

1.1.23 "CONCESSION BLOCK 237" means the surface area delineated in OPL 237 details of which are more particularly described in the survey plan annexed to OPL 237, as such area may vary from time to time during the term of OPL 237 and any extensions thereto, or Oil Mining Lease arising therefrom.

1.1.24 "CRUDE OIL" means the liquid petroleum which has been treated but not refined and includes condensates but excludes water and sediments.

1.1.25    "DATA"  has  the  meaning  set  out  in  Article  20.2.1

1.1.26 "DAY(S)" means a calendar day unless otherwise specifically provided.

1.1.27    "DEFAULTING  PARTY"  shall have the meaning ascribed in Article XVIII.

1.1.28 "DEEPENING" means an operation whereby a well is drilled to an objective zone below the deepest zone in which the well was previously drilled, or below the deepest zone proposed in the associated AFE, whichever is the deeper. Deepen and other derivatives shall be construed accordingly.

1.1.29 ADEEP ZONES@ means all geological formations within and around the IMA Field that are north (upthrown) and south (downthrown) of the geological fault dividing the IMA field, all depths below the geological producing reservoir within the IMA Field, known as the AF@ sand, as currently shown on the maps and schematic cross-section materials covering the IMA Field, which are attached as Schedule AD@ to the Joint Venture Agreement between Amni International Petroleum Company Limited and Liberty Technical Services Ltd, of even date herewith or a depth of 12,150 feet (true vertical depth), whichever is the lesser depth, lying within the geographical co-ordinates along the northern boundary of OML 112 and OPL 237, to the southern boundary of OML 112, to the western boundary of OML 112 and to the eastern boundary of 550,000 meters East, as reflected on the maps of the IMA Field attached to the Joint Venture Agreement.

1.1.30 "DEVELOPMENT PLAN" means a plan for the development of Petroleum from an Exploitation Area covering all or a portion of the Deep Zones of the IMA Field.

1.1.31 "DEVELOPMENT WELL" means any well drilled for the production of Petroleum pursuant to a Development Plan.

1.1.32 "DISCOVERY" means the discovery of an accumulation of Petroleum whose existence until that moment was unknown.

1.1.33    "DOLLARS" OR "US$" means dollars of the United States of America.

1.1.34 "EFFECTIVE DATE" means the date this Agreement comes into effect as stated in Article II.

1.1.35 "ENTITLEMENT" means a quantity of Petroleum of which a Party has the right and obligation to take delivery pursuant to the terms of the Joint Venture Agreement or, if applicable, an offtake agreement, and shall be derived from the Party's Participating Interest in the Petroleum produced after adjustment for overlifts and underlifts.

1.1.36 "EXPLOITATION AREA" means that part of the Deep Zones of the IMA Field which is delineated in a Development Plan approved as a Joint Operation or as Sole Risk Operation.

1.1.37 "EXPLOITATION PERIOD" means any and all periods of exploitation during which the production and removal of Petroleum from the Deep Zones of the IMA Field is permitted under OML 112 or Concession Block 237.

1.1.38 "EXPLORATION WELL" means any well drilled during the course of exploration work other than an Appraisal Well or Development Well.

1.1.39 "G & G DATA" means any geological, geophysical and geochemical data and other information that is not obtained through a wellbore.

1.1.40 "GOVERNMENT" means the Federal government of Nigeria as represented by the Ministry of Petroleum Resources.

1.1.41 AIMA FIELD@ means the area reflected on Schedule D, which area is contained within Concession Block 469 as delineated in Nigeria Oil Prospecting License 469, dated August 24, 1993, subsequently converted to Oil Mining License 112 on February 18, 1998 and, if applicable, Concession Block 237

1.1.42 "JOINT ACCOUNT" means those accounts maintained by the Operator and the Liberty in accordance with the provisions of the Joint Venture Agreement and this Agreement and of the Accounting Procedure for Joint Operations.

1.1.43 "JOINT OPERATIONS" means those operations and activities carried out by the Operator pursuant to this Agreement, the costs of which are chargeable to all Parties.

1.1.44 "JOINT PROPERTY" means, at any point in time, all wells, facilities, equipment, materials, information, funds and the property held for the Joint Account and that has been acquired and/or will be paid for by the Parties based on their Participating Interests.

1.1.45    "JOINT   VENTURE   AGREEMENT"   has  the  meaning   specified  in  the
          introduction on the first page hereof.

1.1.46    "LIBERTY"  means  Liberty  Technical  Services  Ltd.

1.1.47    "MINISTRY"   means  the  Ministry  of   Petroleum   Resources  of  the
          Government.

1.1.48 "NON-CONSENTING PARTY" means a Party who elects not to participate in a Sole Risk Operation.

1.1.49 "NON-OPERATOR" means the Party or Parties to the Agreement other than the Operator.

1.1.50 "OIL MINING LEASE" or "OML" means a lease called an oil mining lease issued by the Ministry following the fulfilment of the minimum work obligations or the discovery of Commercial Quantities of Petroleum.

1.1.51 "OIL MINING LEASE 112" or "OML 112" means the oil mining lease that was issued by the Ministry to the holder of OPL 469 on February 18, 1998 and includes (a) all rights, title and interest granted thereunder, including any extension, renewal or amendment thereof made in writing, and (b) all schedules and plans attached thereto or referred to therein pursuant to which the Amni has acquired an interest in all Petroleum found and produced within the geographic area defined and described therein including the right to prospect for, take and remove and sell any petroleum.

1.1.52 "OIL PROSPECTING LICENSE" OR "OPL" means a license called an oil prospecting license issued by the Ministry and which grants to the holder exclusive rights to explore and prospect for Petroleum within the area of the license.

1.1.53 "OIL PROSPECTING LICENSE NO. 237" OR "OPL 237" means Oil Prospecting License No. 237 issued by the Minister of Petroleum Resource of the Government to the Owner on December 22, 1994, and includes: (a) all rights, title and interest granted thereunder including any extension, renewal or amendment thereof made in writing and (b) all schedules and plans attached thereto or referred to therein pursuant to which the Owner has acquired an interest in all Petroleum found and produced within Concession Block 237, including the right to prospect for, take and remove and sell any Petroleum.

1.1.54 "OPERATOR" means a Party to this Agreement designated as such in accordance with this Agreement.

1.1.55 "OPERATING COMMITTEE" means the committee constituted in accordance with Article VIII.

I.1.56    "OWNER"  means  AMNI.

1.1.57 "PARTICIPATING INTEREST" means the Participating Interests of the Parties as defined in the Joint Venture Agreement.

1.1.58 "PARTIES" means collectively AMNI and Liberty and any respective successor-in-title or assigns in accordance with the provisions of this Agreement.

1.1.59 "PARTY" means AMNI or Liberty and any respective successors-in-title or assigns in accordance with the provisions of this Agreement.

1.1.60 "PETROLEUM" means all mineral oil (or any related hydrocarbons) natural gas, as it exists in its natural state in strata (including condensate, sulphur and any and all other liquid and gaseous hydrocarbons) and does not include coal or bituminous states or other stratified deposits from which oil can be extracted by destructive distillation.

1.1.61 "PETROLEUM COSTS" means those reasonable costs, claims and expenses incurred by the Operator, from time to time on or after the Effective Date, both within and outside of Nigeria, directly related to exploration, development and production of Petroleum from the Deep Zones of the IMA Field that have been properly incurred pursuant to the terms of this Joint Operating Agreement.

1.1.62 "PETROLEUM OPERATIONS" means the entire process of exploring, drilling and producing the Petroleum contained in the Deep Zones of the IMA Field in accordance with the Regulations and the laws of the Federal Republic of Nigeria.

1.1.63 "PLUGGING BACK" means a single operation whereby a deeper Zone is abandoned in order to attempt a Completion in a shallower Zone. "PLUG BACK" and other derivatives shall be construed accordingly.

1.1.64 "RECOMPLETION" means an operation whereby a Completion in one Zone is abandoned in order to attempt a Completion in a different Zone within the existing wellbore. "RECOMPLETE" and other derivatives shall be construed accordingly.

1.1.65 "REGULATIONS" means all rules, orders, policy statements and regulations affecting Oil Prospecting Licenses and Oil Mining Leases in effect from time to time and made by the Government in respect of concession blocks and operations conducted thereon.

1.1.66 "REWORKING" means an operation conducted in the wellbore of a well after Completion to secure, restore, or improve production in a Zone which is currently open to production in the wellbore. Such operations include but are not limited to well stimulation operations, but exclude any routine repair or maintenance work, or drilling, Sidetracking, Deepening, Completing, Recompleting, or Plugging Back of a well. "REWORK" and other derivatives shall be construed accordingly.

1.1.67 "SENIOR SUPERVISORY PERSONNEL" means any supervisory employee of the Operator who functions as the Operator=s designated manager or supervisor who is responsible for, or in charge of onsite drilling, construction or production and related operations or any other field operation.

1.1.68 "SIDETRACKING" means the directional control and intentional deviation of a well from vertical so as to change the bottom hole location unless done to straighten the hole or to drill around junk in the hole or to overcome other mechanical difficulties. "SIDETRACK" and other derivatives shall be construed accordingly.

1.1.69 "SOLE RISK OPERATOR" means a Party who agrees to participate in and pay its share of the cost of a Sole Risk Operation.

1.1.70 "SOLE RISK OPERATION" means those operations and activities carried out by the Sole Risk Operator, pursuant to this Agreement, the costs of which are chargeable to the account of less than all the Parties.

1.1.71 "SOLE RISK EXPLORATORY WELL" means a well drilled pursuant to a Sole Risk Operation.

1.1.72 "TAX OIL" means thirty percent (30%) of the total production of Petroleum from the Deep Zones of the IMA Field which shall be held pursuant to an arrangement acceptable to the parties hereto pursuant to which the Government will be paid all royalties, petroleum profits taxes and other taxes and governmental levies due and owing with respect to Joint Operations

1.1.73 "TESTING" means an operation intended to evaluate the capacity of a Zone to produce Petroleum. "TEST" and other derivatives shall be construed accordingly.

1.1.74    "WORK   PROGRAMME  AND  BUDGET"  means  a  work  programme  for  Joint
          Operations and budget thereof as described and approved in accordance with Articles 12, 13, 14 and 15.

1.1.75 "ZONE" means a stratum of earth containing or thought to contain a common accumulation of Petroleum separately producible from any other common accumulation of Petroleum.

1.2       SCHEDULES

1.2.1     The following  Schedules are attached hereto and  incorporated in this
          Agreement:

         (a)   Schedule  "A"  which  is  the  Uniform  Accounting  Procedure
         (b)   Schedule  "B"  which  is  the  Uniform Project Implementation
               Procedure;
         (c) Schedule "C" which is the Uniform Nomination Scheduling and Lifting Procedure;
         (d) Schedule "D" which is a map showing the location of the IMA Field; and
         (e) Schedule "E" which is a copy of the AFE that has been submitted to the insurance carriers regarding the drilling of IMA #11.

1.3      INTERPRETATION

1.3.1 Save to the extent that the context or the express provisions of this Agreement otherwise requires:

          (a) Words importing the singular shall include the plural and vice versa;

          (b) Headings are for convenience of reference only and shall not affect the construction of this Agreement;

          (c) All references to articles and schedules shall be construed as references to articles of and schedules to this Agreement.

          (d) All references to documents or other instruments include all amendments and replacements thereof and supplements thereto;

          (e)  All   references  to  persons  or   corporations   include  their
               successors-in-title,     transferees,     assigns    and    legal
               representatives;

          (f) All references to any statute or statutory provision shall include references to any statute or statutory provisions which amends, extends, consolidates or replaces the same for which has been amended, extended, consolidated or replaced by the same and shall include any orders, Regulations, instrument or other subordinate legislation made under the relevant statue.

                              ARTICLE II - DURATION
                              ---------------------

2.1       EFFECTIVE  DATE  AND  TERM

          This Agreement shall be deemed to have commenced on the Effective Date of the Joint Venture Agreement and shall, subject to Article XXV, continue for so long as the Joint Venture Agreement remains in force or, otherwise until all materials, equipment and personal property used in connection with the Joint Operations have been removed and disposed of, and final settlement has been made among the Parties in accordance with their respective rights and obligations hereunder.

          For the avoidance of doubt, portions of this Agreement as described in
          (a), (b), and (c) below shall remain in effect until:

          (a) all wells have been properly abandoned in accordance with Article 6.10;

          (b) all obligations, claims, arbitrations and lawsuits have been settled or otherwise disposed of; and

          (c) the time relating to the protection of confidential information and proprietary technology has expired in accordance with Article XX.

2.2       CONTINUING  OBLIGATION

          The provisions of this Agreement which for any reason require action or forbearance after the expiration of the term of this Agreement or the termination of this Agreement for whatever cause either generally or in respect of the party by virtue of that Party withdrawing from this Agreement or selling, transferring or assigning the whole of its Participating Interest shall remain operative and in full force and effect regardless of the expiry or termination of this Agreement.

                      ARTICLE III - SCOPE AND UNDERSTANDING
                      -------------------------------------

3.1       SCOPE

3.1.1 The scope of this Agreement shall extend to the exploration for and the production and marketing of Petroleum in respect of the Deep Zones of the IMA Field.

3.1.2 Notwithstanding the foregoing, this Agreement shall not extend to any joint financing arrangements or any joint marketing or joint sales of Petroleum.

3.2       UNDERSTANDING

          This Agreement and the Joint Venture Agreement represent the entire understanding of the Parties in relation to the Deep Zones of the IMA Field.

                       ARTICLE IV - PARTICIPATING INTEREST
                       -----------------------------------

4.1       PARTICIPATING  INTEREST

          The Participating Interests of the Parties in the Production and Petroleum Costs are as set forth in the Joint Venture Agreement.

4.2       OWNERSHIP, OBLIGATIONS  AND  LIABILITIES  GOVERNED  BY  JOINT  VENTURE
          AGREEMENT

          (a) Unless otherwise provided in this Agreement, all the rights and interests in and under the Joint Venture Agreement, all Joint Property and any Petroleum produced from the Deep Zones of the IMA Field shall be owned by the Parties in accordance with the provisions of the Joint Venture Agreement.

          (b) Unless otherwise provided in this Agreement, the obligations of the Parties under the Joint Venture Agreement and all liabilities and expenses incurred in accordance with the terms of this Agreement by the Operator in connection with Joint Operations shall be charged to the Joint Account and all credits to the Joint Account shall be shared by the Parties, as among themselves, in accordance with their respective Participating Interests.

          (c) Unless otherwise provided in this Agreement, all liabilities and costs incurred by any Party in accordance with the terms of this Agreement in connection with Joint Operations shall be borne by the Parties in accordance with the provisions of the Joint Venture Agreement.

                            ARTICLE V - THE OPERATOR
                            ------------------------

5.1       DESIGNATION  OF  THE  OPERATOR

          AMNI is hereby designated as the Operator, and agrees to act in accordance with the terms and conditions of the Joint Venture Agreement, all applicable Regulations and this Agreement, which terms and conditions shall also apply to any successor Operator.

5.2       RESIGNATION  OR  REMOVAL  OF  THE  OPERATOR

          Subject to Article 5.3, the Operator may resign as Operator at any time by so notifying the other Parties at least one hundred twenty
          (120) Days prior to the effective date of such resignation.

5.3       REMOVAL  OF  THE  OPERATOR

          (a) Subject to Article 5.3, the Operator shall be removed upon receipt of notice from any Non-Operator if:

               (i) an order is made by a court or an effective resolution is passed for the dissolution, liquidation, winding up, or reorganization of the Operator;

               (ii) the  Operator   dissolves,   liquidates  or  terminates  its
                    corporate existence;

               (iii)the  Operator  becomes  insolvent,   bankrupt  or  makes  an
                    assignment for the benefit of creditors;

               (iv) a  receiver  is  appointed  for a  substantial  part  of the
                    Operator's assets;

               (v) the Operator commits a substantial breach of a material provision of this Agreement and fails to cure the breach within thirty (30) Days after notice of the breach; or

               (vi) the Operator or has its rights suspended pursuant to Section
                    15.1 of the Joint Venture Agreement.

          (b) If the Operator together with any Affiliate of the Operator ceases to be a holder of a Participating Interest, then the Operator shall be required to promptly notify the other Parties. The Operating Committee shall then vote within fourteen (14) Days of such notification on whether or not a successor Operator should be named pursuant to Article 5.4.

5.4       APPOINTMENT  OF  SUCCESSOR

          When a change of Operator occurs pursuant to Article 5.2 or Article
          5.3:

          (a) The Operating Committee shall meet as soon as possible to appoint a successor Operator pursuant to the voting procedure of Article
               VIII. However, no Party may be appointed successor Operator against its will.

          (b) If an Operator is removed, neither the Operator nor any Affiliate of the Operator shall have the right to vote for itself on the appointment of a successor Operator, nor be considered as a candidate for the successor Operator.

          (c) A resigning or removed Operator shall be compensated out of the Joint Account for its reasonable expenses directly related to its resignation or removal.

          (d) The Operating Committee shall arrange for the taking of an independent inventory of all Joint Property and Petroleum, and an audit of the books and records of the removed Operator. Such inventory and audit shall be completed, if possible, no later than the effective date of the change of Operator. The liabilities and expenses of such inventory and audit shall be charged to the Joint Account.

          (e) The resignation or removal of the Operator and its replacement by the successor Operator shall not become effective prior to receipt of any necessary governmental approvals.

          (f) Upon the effective date of the resignation or removal, the successor Operator shall succeed to all duties, rights and authority prescribed for the Operator. The former Operator shall transfer to the successor Operator custody of all Joint Property, books of account, records and other documents maintained by the Operator pertaining to the Deep Zones and to Joint Operations. Upon delivery of the above-described property and data, the former Operator shall be released and discharged from all obligations and liabilities as Operator accruing after such date.

5.5       COMMINGLING  OF  FUNDS

          The Operator may not commingle with its own funds the monies which it receives from or for the Joint Account pursuant to the Joint Venture Agreement and this Agreement.

                ARTICLE VI - AUTHORITY AND DUTIES OF THE OPERATOR
                -------------------------------------------------

6.1       RIGHTS

6.1.1 Subject to the terms and conditions of the Joint Venture Agreement and this Agreement, the Operator shall have all of the rights, functions and duties of the Operator under the Joint Venture Agreement and shall have exclusive charge of and shall conduct all the Joint Operations under the overall supervision of the Operating Committee. The Operator may employ technical advisors, independent contractors and/or agents in such Joint Operations.

6.1.2 The Operator shall remain responsible for all Joint Operations as the Operator as and to the extent provided under this Agreement, whether conducted by itself, its technical advisers, its Affiliates, its agents or its contractors.

6.1.3 Notwithstanding anything in this Agreement to the contrary, (a) the bottom hole location for the first well to be drilled under this Agreement shall be determined by the Operator after consultation with and consideration of the views of Liberty and (b) all wells drilled under this Agreement shall be drilled pursuant to "turnkey" drilling contracts upon such terms and with such contractors as are reasonably acceptable to the Parties hereto.

6.2       RESPONSIBILITY

6.2.1 Subject to the overall supervision of the Operating Committee, the responsibilities of the Operator shall include but not be limited to:

          (a) the preparation of Work Programme and Budget and AFE's pursuant to the provisions of this Agreement,

          (b) the implementation of such Work Programme and Budget as shall together with relevant AFE's have been approved by the Operating Committee;

          (c) the provision to each of the Parties of reports, data and information concerning the Joint Operations pursuant to the provisions of this Agreement;

          (d) the planning for and obtaining of all requisite services and material;

          (e) the direction and control of statistical and accounting services; and

          (f) the provision of all technical and advisory services required for the efficient performance of the Joint Operations.

6.2.2 The Operator shall conduct the Joint Operations in a proper and workmanlike manner in accordance with methods and practices customarily used in good and prudent oil and gas fields practice and with that degree of diligence and prudence reasonably and ordinarily exercised by experienced operators engaged in a similar activity under similar circumstances and conditions. The Operator shall further do or cause to be done with due diligence, all such acts and things within its control as may be necessary to keep and maintain the Deep Zones of the IMA Field in force and effect and shall conduct the Joint Operations in compliance with the requirements of the Act, any OPL or OML controlling as to the Deep Zones of the IMA Field and any other applicable laws and Regulations and in accordance with approved Work Programme and Budget.

6.2.3 The Operator shall only be liable for any loss or damage which results from:

          (a) its failure to obtain or maintain any insurance which it is required to obtain and maintain under Article 11.2, unless the Operator has used all reasonable endeavours to obtain or maintain any such insurance but has been unable to do so and has promptly so notified the parties participating or proposing to participate therein; or

          (b)  its willful misconduct;

               provided that in neither case shall the Operator be liable for any consequential loss, including but not limited to inability to produce Petroleum, production or loss of profits. For the avoidance of doubt, the Operator shall not be liable for any loss or damage resulting from the negligence of the Operator, its servants, agents, contractors or employees. Nothing in this Article shall, however, be deemed to release the Party designated as Operator from any costs, expense or liability attributable to its Participating Interest share of Joint Operations.

6.3       LIENS  AND  ENCUMBRANCES

          The Operator shall, insofar as it may be within its control, keep all Joint Property, the Deep Zones of the IMA Field and any OPL or OML controlling as to the Deep Zones of the IMA Field free from all liens, charges and encumbrances arising out of the Joint Operations.

6.4       EMPLOYEES  AND  CONTRACTORS

6.4.1 Subject to the provisions of the Joint Venture Agreement and this Agreement, the Operator shall determine (based on the approved Work Programme and Budget) the number of employees, the selection of such employees, the hours of work and remuneration and such employees shall be the employees of the Operator and not of the Parties. The Operator shall employ only such employees, agents and contractors as are reasonably necessary to conduct the Joint Operations.

6.4.2 In the case of any proposed contract for the Joint Operations where the cost thereof will or is likely to exceed two hundred and fifty thousand dollars ($250,000) or such lesser amounts as shall from time to time be determined by the Operating Committee having regard (inter alia) to the nature of the Joint Operations, the Operator shall, unless otherwise agreed by the Operating Committee in the circumstances referred to in Article 6.9.2:

          (a) obtain competitive sealed bid tenders and consult fully with the Operating Committee over the preparation of a list of the persons to be invited to tender (including any sub-contractors or suppliers) and the preparation of the tender documents, such consultation to take place on a timely enough basis to allow the members of the Operating Committee to make recommendations;

          (b) after the expiration of the period allowed for tender, and the bids have been opened, report details of all bids received and any rebids, amendments to bids and subsequent negotiations to the Operating Committee and make a recommendation to them;

          (c) obtain the approval of the Operating Committee to the material terms of the recommended bid prior to entering into any contract in respect thereof;

          (d) use all reasonable endeavours to ensure that any such contract can be freely assigned to any of the Non-Operators in the event of the resignation or removal of the Operator under Article 5.2 and include provisions whereby (a) only the Operator shall incur any liability to the contractor or supplier under the contract and (b) the Operator shall be entitled to enforce the contract on behalf of all the Parties and to recover on behalf of all the Parties any loss or damage caused by them by breach of such contract by the contractor or supplier subject to such limitations and exceptions as may be provided in the contract;

          (e) promptly notify the Operating Committee of each such contract and of any subsequent revisions thereto and furnish copies of all such contracts and revisions to the Operating Committee.

6.5       REPRESENTATION  OF  THE  PARTIES

          Subject to the provisions of the Joint Venture Agreement, the Operator shall represent the Parties in all matters or dealings with the Ministry, any other governmental authorities or third parties insofar as the same relate to the Joint Operations, provided that there is reserved to each Party the unfettered right to deal with the Ministry or any other governmental authorities or third parties in respect of matters relating solely to its own Participating Interest. The
          Operator shall in any event give prior notice to the Parties of any representations which it proposes to make as Operator to the Ministry, any other governmental authority or third party, which may reasonably be expected to have a material effect upon the interests of the Parties, and shall also give notice to the Parties of the results of any such representation. Non-Operators shall have the right to attend or be represented at such meetings, and the Operator shall, as early as practicable, before such meeting, notify the other Parties, of such meeting. Any Non-Operator proposing to meet with the Ministry or other governmental authorities shall, as early as practicable, before such meeting, notify the other Parties and, so far as it may be within such Party's power, arrange for the other Parties to attend or be represented at such meeting.

6.6       RECORDS

          The Operator shall prepare and maintain proper books, records and inventories of the Joint Operations which shall be kept in compliance with the Accounting Procedure and with due regard to the requirements of the Act, the Joint Venture Agreement and any OPL or OML controlling as to the Deep Zones of the IMA Field.

6.7       REPORTS

          The  Operator  shall:

          (a) promptly provide each Party with daily drilling reports (by telex) and monthly production reports of Joint Operations and such other reports as the Operating Committee shall decide and, at the sole cost of the Party requesting same, such additional reports as such Party shall reasonably request; and

          (b) promptly make all reports concerning the Joint Operations to the appropriate governmental authorities as required under the Act and the Governmental documents governing the Deep Zones of the IMA Field after review by the Parties concurrently therewith, furnish copies of all such reports to all the Parties together, when furnishing to the Parties a copy of the quarterly report to the Government with a brief commentary on exploration activity.

6.8       CONSULTATION  AND  INFORMATION

6.8.1 The Operator shall freely consult with the Parties and keep them informed in a timely manner of matters concerning the Joint Operations. In particular the Operator shall ensure that the Parties are advised of circumstances which, in the reasonable opinion of the Operator, may warrant the taking out of insurance either for the Joint Account or by the Parties individually.

6.8.2 Without prejudice to the generality of Article 6.8.1, the Operator shall:

          (a) inform each Party of all logging, coring, testing and other material Joint Operations with such advance notice as is practicable in the circumstances, so that each Party may, subject to Article 7.3 have one or more representatives present on location during the conduct of Joint Operations; and

          (b) provide each Party with copies of all well logs and core analyses and such engineering, geological, geophysical, technical and other material data and information relating to the Joint Operations. Further, Operator shall provide a Party with such additional data and information as such Party shall reasonably request, at the sole cost of the Party requesting such data and information.

6.9       JOINT  ACCOUNT  EXPENDITURES  AND  ACTIONS

6.9.1 The Operator is authorized to make such expenditures, incur such commitments for expenditures and take such actions as are required to properly maintain and operate the Joint Operations and Joint Property and as shall have been authorized by the Operating Committee in accordance with Articles XII, XIII, XIV and XV (but subject to Article 6.4.2) or as are authorized under Article 6.9.2.

6.9.2 The Operator is authorized to make any expenditure or incur commitments for expenditures or take any actions it deems necessary in case of an emergency for the safeguarding of lives or property or the prevention of mitigation of pollution. The Operator shall promptly notify the Operating Committee of any such circumstances and the amount of expenditures and commitments for expenditures so made and incurred and actions so taken.

6.9.3 If necessary to carry out an approved Work Programme and Budget, the Operator is authorized to make expenditures on a line item of an approved Work Programme and Budget item in excess of the Work Programme and Budget approved therefore up to but no exceeding ten percent (10%) of the value stated in the Work Programme and Budget for such item provided however that no cumulative total of such expenditures shall exceed five percent (5%) of the total annual Work Programme and Budget. Such excess expenditure shall be reported promptly to the Operating Committee by the Operator.

6.9.4 The Operator is authorized to make expenditures for Joint Operations in the Deep Zone of the IMA Field during any year not included in an approved Work Programme and Budget or not provided for in an approved Work Programme and Budget, limited, however, to a total, not exceeding $100,000 provided that (a) such expenditures shall not be for purposes theretofore rejected by the Operating Committee and (b) such expenditures shall be reasonably necessary for the maintenance of the Deep Zones of the IMA Field or any Joint Property, and provided further that the said expenditures will be reported promptly to the Operating Committee and thereafter the amount for which no prior Operating Committee authorization is required shall be increased back to the said maximum of $100,000.

6.10      DISPOSAL  AND  ABANDONMENT

6.10.1 If the Operator shall consider that any item of Joint Property is no longer needed or suitable for the Joint Operations the Operator shall, subject to the provisions of the Accounting Procedure, dispose of the same. The Operator shall notify the Operating Committee of such disposal as soon as practicable thereafter.

6.10.2 If the Parties shall decide to abandon the Joint Operations or any part thereof, the Operator shall recover and endeavor to dispose of as much of the Joint Property as can economically and reasonably be recovered or as may be required to be recovered under the Act, any OPL or OML controlling as to the Deep Zones of the IMA Field or any other applicable law, and the net costs or net proceeds therefrom shall be charged or credited to the Joint Account for eventual allocation in proportion to the Participating Interests of the Parties.

6.10.3 Without prejudice to Article 6.10.2, following any proposal made to the Operating Committee for the Operator to prepare a development Work Programme and Budget for a particular Discovery, the Parties shall, before submission to the Ministry of a programme in good faith negotiate, agree and execute an Abandonment Agreement relating to the abandonment (which expression shall include demolition and removal together with any necessary site reinstatement) of any offshore installation and pipelines used in connection with the Joint Operations. The terms of the Abandonment Agreement shall be prepared in all respects with due regard to and in accordance with the requirements of the Act and shall provide inter alia for:

          (a)  an equitable  sharing  between the Parties of their  liability to
               meet  the  costs  of  and  other  obligations   relating  to  the
               abandonment of such offshore installations and pipelines;

          (b) the preparation and periodic review by the Operator for submission to the Parties of estimates of the likely costs to the Parties of such abandonment and of the amount and value of the net recoverable reserves of the field in question, provided that any Party shall have the right reasonably to require the preparation of further reports and studies in relation thereto;

          (c) the obligation of each party, when the estimated value of the net recoverable reserves of the field in question equals one hundred thirty-five percent (135%) of the said estimated abandonment costs, to provide to the other Parties adequate security for its liability to meet such abandonment costs;

          (d) the determination and periodic review by the Parties (other than the Party proposing the creation, or maintenance, amendment for replacement of existing, security for its said liability to meet such abandonment costs) of the adequacy of such proposal, such determination to be made by the Operating Committee;

          (e) without prejudice to the provisions of paragraphs (c) and (d) above, the security to be provided by each Party may include but shall not be limited to: (1) an irrevocable guarantee from such Party's parent company; (2) an irrevocable guarantee or letter of credit from a bank or other financial institution having a credit rating satisfactory to the other Party acting reasonably; (3) security in favor of the Parties over assets of such party or a third party; or (4) the establishment of a trust fund to receive proceeds from such Party's entitlement to production from the IMA Field;

          (f) in the event of the failure of any Party to satisfy the relevant proportion of the other Parties as to the adequacy of the security which it proposes pursuant to paragraph (d) above, such Party shall be obliged to pay proceeds from such Party's entitlement to production from the IMA Field to the Operator or an independent third party as trustee for the Parties, which proceeds shall be deposited and retained in an interest-bearing account; property in the payment into such account shall pass to the trustee at the time of their payment into the account; failure to make such payments shall constitute a default for the purposes of Article 17; upon the liability of the Parties to meet their respective abandonment obligations failing to be discharged such proceeds shall be applied in the discharge of the said respective liability of the Party obliged to make such payments and any balance shall be returned to such Party;

          (g) any Party intending to assign the whole or any part of its interest in the Deep Zones in the IMA Field and in and under this Agreement shall require the assignee of the interest to be assigned and novated into the Abandonment Agreement and assumes any liability thereunder corresponding to the said interest to be assigned to it, and no person shall acquire such interest until such obligation on the part of such Party has been discharged.


                       ARTICLE VII - RIGHTS OF THE PARTIES
                       -----------------------------------


7.1       RESERVATION  OF  RIGHTS

          Unless otherwise provided in this Agreement or the Joint Venture Agreement, each Party reserves all its rights under the Deep Zones of the IMA Field.

7.2       INSPECTION  RIGHTS

          Each Party shall have the right to inspect, at all reasonable times during usual business hours, all books, records and inventories of any kind or nature maintained by or on behalf of the Operator and relating to the Joint Operations other than those books, records and inventories maintained by the Operator as the owner of a Participating Interest, provided that such Party gives the Operator not less than fourteen (14) Days' prior notice of the date upon which it desires to make such inspection and identifies the person or persons to conduct such inspection.

7.3       ACCESS  RIGHTS

          Each Party shall have the right, at all reasonable times and at its sole risk and expense, of access to the areas contained within the IMA Field and/or the Joint Operations, provided such Party gives the Operator reasonable notice of the date such access is required and identifies the representative or representatives to whom such access is to be granted. If any party wishes access to be given to more than one representative at a time the Operator shall not be required to grant such for the additional representatives if, and to the extent that, the granting of such access will interfere with the conduct of Joint Operations.

                     ARTICLE VIII - THE OPERATING COMMITTEE
                     --------------------------------------

8.1       ESTABLISHMENT  AND  POWERS

          To provide for the overall supervision and direction of the Joint Operations, there is hereby established an Operating Committee which shall exercise overall supervision and control of all matters pertaining to the Joint Operations. Without limiting the generality of the foregoing, but subject as otherwise provided in the Joint Venture Agreement and elsewhere in this Agreement, the powers and duties of the Operating Committee shall include:

          (a) the consideration and determination of all matters relating to general policies, procedures and methods of operation hereunder;

          (b) the approval of any public announcement or statement regarding this Agreement or the Joint Operations;

          (c) the consideration, revision and approval or disapproval, of all proposed Work Programme and Budget and AFE's, all of which are to be prepared in accordance with the provisions of this Agreement;

          (d) the determination of the timing and location of all wells drilled under the Joint Operations and any change in the use or status of a well;

          (e) the determination of whether the Operator will represent the parties regarding any matters or dealings with the Ministry, any other governmental authorities or third parties insofar as the same relate to the Joint Operations, provided that there is reserved to each Party the unfettered right to deal with the Ministry, any other governmental authorities or any third party in respect of matters relating solely to its own Participating Interest;

          (f) the consideration and, if so required, the determination of any other matter relating to the Joint Operations which may be referred to it by the Parties or any of them (other than any proposal to amend this Agreement) or which is otherwise designated under the Joint Venture Agreement and this Agreement for reference to it; and

          (g) authorize and supervise Joint Operations that are necessary or desirable to fulfill the Joint Venture Agreement and properly explore and exploit the Deep Zones of the IMA Field in accordance with this Agreement and in the manner appropriate in the circumstances.

8.2        REPRESENTATION

          The Operating Committee shall consist of seven members appointed by the Parties from time to time on the following terms.

                 AMNI          6  representatives
                 Liberty       1  representative

          Each Party shall as soon as possible after the date of this Agreement, give notice in writing to the other Parties and the Operator of the name and address of its initial representatives to serve on the Operating Committee. Any Party may change its representatives by giving not less than seven (7) Days' written notice of such changes to the other Party.

8.3       CHAIRMAN

          One of the representatives of the Party which is the Operator shall be the Chairman of the Operating Committee.

8.4       MEETINGS

8.4.1 The Operating Committee shall hold meetings every sixty (60) Days (or at such other regular intervals as shall be agreed by the Operating Committee) in Lagos, Nigeria, or at such other place as shall be agreed by the Operating Committee. The Operator shall call such meetings and shall give at least twenty-one (21) Business Days' notice of the time and date of each meeting, together with an agenda and all available data and information relating to the matters to be considered at that meeting. By notice to the other Parties, any Party can advise of additional matters which such Party desires to be considered at the meeting, and provided such notice is given at least seven (7) Business Days before the date of the meeting, those matters will be considered.

8.4.2 The Operating Committee shall hold a special meeting upon the request of any of the Parties. Such request shall be made by notice to all the other Parties and state the matters to be considered at that meeting. Upon receiving such request the Operator shall without delay call a special meeting for a date not less than seven (7) nor more than ten
          (10) Business Days after receipt of the request.

8.4.3 For any meeting of the Operating Committee, the period of notice stipulated above may be waived with the consent of all the Parties.

8.4.4 Any Party not represented at a meeting may vote on any matter on the agenda for such meeting by either:

          (a)  appointing a proxy in writing; or

          (b) giving notice of such vote to the Operator prior to the submission of such matter for vote at such meeting.

8.5     MINUTES

          The Chairman of the Operating Committee shall appoint a secretary for the Operating Committee who will record resolutions and the result of voting thereon as directed by the meeting or any Party and who will prepare the minutes and provide each party with a copy thereof not more than fifteen (15) Business Days after the end of the meeting. Each Party shall notify all the other Parties of its approval or disapproval of the minutes within ten (10) Business Days of receipt thereof. A Party who fails to do so will be deemed to have approved the minutes. Any minute approved as aforesaid shall be prima facie evidence of the decisions taken by the Operating Committee in the meeting to which such minutes relate. The disapproval of any minute as aforesaid shall not affect the validity of any decision duly taken by the Operating Committee in the meeting to which such minute relates.

8.6       ACTION  WITHOUT  A  MEETING

8.6.1 The Parties may vote on and determine by notice to the Operator any proposal which is submitted to them by the Operator by notice and which they could validly determine at a meeting of the Operating Committee if duly held for that purpose. Each Party shall cast its vote within ten (10) Business Days after the proposal is received by it except that where the Parties are required to vote on and determine any proposal relating to the deepening, plugging back, testing, suspension, or abandonment of a well on which drilling equipment is then located or any other situation where the matter presented for consideration by its nature requires determination in less than ten
          (10) Business Days and such fact and lesser period are so stated in the notice submitting the proposal, the Parties shall cast their votes within such lesser period which shall not be less than forty-eight
          (48) hours after receipt of the proposal. Failure by a Party to cast its vote within the relevant period shall be regarded as a vote by that Party against the proposal.

8.6.2 The Operator shall give prompt notice of the result of any such voting to the Parties and any decision so taken shall be binding on the Parties notwithstanding that any Party shall have requested a special meeting to discuss any such proposal under Article 8.4.2.

8.7       SUB-COMMITTEES

          The Operating Committee may establish such advisory sub-committees as it considers desirable from time to time. Liberty shall be entitled to have a representation on any such sub-committee. Each sub-committee so established shall be given written terms of reference and shall be subject to such procedures as the Operating Committee shall determine. The meetings of sub-committees will as far as possible be arranged so that the minutes of such meetings can be presented to the Parties in sufficient time for consideration before the next following regular meeting of the Operating Committee.

8.8       VOTING  PROCEDURE

8.8.1    Each  member  of the Operating Committee shall be entitled to one vote.

8.8.2 Save as otherwise provided in this Agreement including, without limitation, Article 8.8.4, all decisions of the Operating Committee shall be taken by majority vote.

8.8.3 Save as otherwise provided in this Agreement, all the Parties shall be bound by each decision of the Operating Committee duly made in accordance with the provisions of this Agreement.

8.8.4 Notwithstanding anything herein to the contrary, decisions of the Operating Committee relating to the following matters shall require the affirmative vote of all members of the Operating Committee:

          (a) any modification of or amendment to this Agreement, the Joint Venture Agreement or the OPL and OML applicable to the Deep Zones of the IMA Field;

          (b)  the selection of a new Operator; or

          (c) any modification of or amendment to any approved Work Programme, Budget or AFE, if as a result of such modification or amendment the cost of the Work Programme, Budget or AFE would be altered by more than 30%.

8.9      CONCESSION  PROVISIONS

8.9.1          Working  Obligations

               In respect of the working obligations, the Operating Committee shall, unless and to the extent that relief from such obligations is sought and obtained from the Ministry, determine the location and the time at which such obligations are to be discharged.

8.10     NOTIFICATION  TO  THE  COMMITTEE

8.10.1         Information

               Notwithstanding anything herein to the contrary, with respect to any requirement herein that the Operator consult with or inform the Operating Committee, the Operator shall take all necessary measures to ensure that all members of the Operating Committee timely receive adequate notification of such matters and such reasonable supporting information as any such member may request.

8.11     COSTS

8.11.1         Payment  of  Costs

               Each Party shall be solely responsible for the costs incurred by such Party=s representatives with respect to serving on the Operating Committee including, without limitation, all expenses related to attending meetings of the Operating Committee.


                          ARTICLE IX - PROJECT MANAGER
                          ----------------------------

9.1 Pursuant to the terms of this Agreement and Article 6.1.1., the Operator may appoint a project manager to assist the Operator in the discharge of its technical and operational functions under this Agreement.


                   ARTICLE X - FUNDING OF THE JOINT OPERATIONS
                   -------------------------------------------

10.1      CASH  CALL

          Subject to the Joint Venture Agreement, each Party shall pay its Participating Interest of Petroleum Costs incurred for the Joint Account and such payment shall be made in accordance with the following procedure:

10.1.1 The Operator shall, not later than thirty (30) Business Days prior to the first day of the Cash Call Month, submit to each Party:

          (a) an itemized estimate of such cost and expenditures (hereinafter the "Estimated Expenditures"), as well as an itemized return of the actual expenditures for the month (hereinafter the "Actual Expenditure Month") which is two months preceding the Cash Call Month (the total expenditure in any Actual Expenditure Month is hereinafter referred to as the "Actual Expenditure" for such month);

          (b) an itemization of the cash available or cash deficit in the Joint Account as the case may be as of such date as well as any credit expected to be received in the Cash Call Month; and

          (c) such Party's Cash Call for that month which shall be its Participating Interest share of Estimated Expenditures adjusted by the case or deficits and credits in (b) above.

10.1.2 Subject to Article 10.1.3, each party shall pay its respective Cash Call into the Joint Account not later than the due date, which is the first day of the Cash Call Month. Liberty shall have the right to request reasonable documentation from Amni evidencing Amni=s deposit of its portion of the Cash Call in to the Joint Account. Liberty=s obligation to make payments as provided herein shall be suspended until such time as Amni provides such reasonable documentation.

10.1.3 The Parties may dispute a Cash Call on the basis that Operator's estimated expenditure for the Cash Call Month exceeds what costs and expenditure should reasonably be incurred for the Joint Account for that month based on the approved Work Programme and Budget. In the event that the Parties so dispute any portion of a Cash Call, the Parties shall give to the Operator a notice in writing specifying the amount in dispute and the reason therefore not later than eight (8) Days from the date of receipt of such Cash Call. The Parties may not, however, dispute any portion of a Cash Call required for the protection of life and property or for the prevention of pollution pursuant to sub-Article 6.9.2.

10.1.4 The undisputed portion of the Cash Call shall be paid by the Parties into the Joint Account not later than the due date and the Parties shall use their best endeavours to resolve the matter on the disputed portion promptly. Upon settlement, the disputed portion or amount agreed, as the case may be, shall be paid by the Parties into the Joint Account not later than ten (10) days from the date of resolution of the dispute. If the dispute is not settled by the date Parties receive the Operator's itemized return of actual expenditures for the Cash Call Month with respect to which the dispute arose, as included with the submittal referred to in Article 10.1.1(a), provided such actual expenditures are in accordance with approved Work Programme and Budget under this Agreement, or are expenses incurred pursuant to
          Article 6.9.2, the Parties shall pay the Joint Account, by the due date of the next Cash Call, or shall receive a credit against the amount of such Cash Call, as the case may be, the difference between:

          (1) the undisputed portion of the Cash Call with respect to which the dispute arose and which has already been paid by Parties, and

          (2)  the actual expenditure for such Cash Call Month.

10.1.5 Unless otherwise agreed, each Party shall pay its Cash Call entirely in the currency of the Cash Call.

10.2      PAYMENTS  FOR  JOINT  OPERATIONS  EXPENDITURES

          Except as may otherwise be agreed by the Parties, all payments for Joint Operations expenditures shall be made solely from the Joint Accounts.

10.3      FAILURE  OF  A  PARTY  TO  PAY  A  CASH  CALL

          If a Party  fails to meet its Cash Call by the due date  specified  in
          Article  10.1.2  such  Party  shall  become the  Defaulting  Party and
          Article XVIII of this Agreement shall apply.


                      ARTICLE XI - INSURANCE AND LITIGATION
                      -------------------------------------

11.1      INTENTIONALLY  DELETED

11.2      JOINT  ACCOUNT  INSURANCE

          The Operator shall at all times while Joint Operations are conducted, subject to Operating Committee=s approval on policy terms and conditions, obtain and maintain for itself and Non-Operator and pay for, and charge to the Joint Account all insurance in the types and amounts required by the Joint Venture Agreement and applicable laws, rules and Regulations in respect of the Joint Property and Joint Operations, including but not limited to the following:

          (a) employer's liability insurance covering each employee engaged in the Joint Operations when such employee is not covered by workmen's compensation;

          (b) comprehensive general third party liability and property damage insurance covering Joint Operations endorsed to include offshore operations, seepage and pollution to a limit of not less than US $15,000,000 or its equivalent in local currency;

          (c)  motor vehicle liabilities insurance;

          (d) aviation liability to a limit of not less than US $15,000,000 or its equivalent in local currency;

          (e) charterer's legal liability insurance to provide coverage arising out of the use of any chartered barges or vessels;

          (f)  marine insurance; and

          (g)  any  insurance  required  by any  contract  entered  into  by the
               Operator   in   furtherance   of   Joint   Operations   including
               contractor's all risk insurance.

11.2.1 The Operator shall obtain and maintain such other insurance at competitive rates, as may be determined by the Operating Committee.

11.2.2 The insurance carried by the Operator pursuant to Article 11.2 hereof shall name the Non-Operator as additional or coinsured and underwriters shall waive all rights of subrogation in favour of the Non-Operator and its employees.

11.2.3 In the event that the Operator fails to take out and maintain any of the insurance policies provided for in Article 11.2, being an insurance which the Operator is obliged to take out, the Operator shall be solely responsible for any loss, claims, demands or damages arising therefrom, except where the Operator has used all reasonable endeavours to obtain or maintain such insurance but has been unable to do so and has promptly notified the Non-Operator.

11.2.4 The Operator shall use its best efforts to require all contractors and subcontractors, if any, to maintain insurance of such types and in such amounts required by any applicable laws, rules and Regulations or any decision of the Operating Committee while performing work in respect to Joint Operations, provided that such insurance policies shall include waivers of all rights or recourse, by subrogation or otherwise, against the Parties and their respective Affiliates, directors, servants, agents and employees. The Operator shall use its best efforts to require all such contractors to name the Parties as additional insureds on the contractor's insurance policies.

11.2.5 Where applicable, the Operator shall use reasonable efforts to ensure that marine drilling rigs and work boats used in Joint Operations are insured by the owners of such vessels on a full form (hull, tackle and machinery) or on an all risks form, that adequate protection and indemnity, collision and tower's liability insurance is maintained by such owners and that such insurance policies include waivers of all rights, by subrogation or otherwise, against the Parties and their respective Affiliates, directors, servants, agents and employees.

11.2.6 The Operator shall in respect of all insurance to be obtained pursuant to this Article 11.2 from the Effective Date and thereafter before the end of each year:

          (a) upon notice to the Operating Committee, discuss and obtain the approval of the Operating Committee on premium rates and policy terms and conditions including but without limitation to deductibles and insured value.

          (b)  promptly notify the Operating Committee of any loss.

          (c) duly file all claims and take all necessary and proper steps to collect any proceeds and credit them to the Joint Account.

          Notwithstanding anything contained in this Article 11.2.6 herein, Non-Operators may appoint an insurance broker or brokers to look after their insured interests hereunder.

11.2.7 The Operator shall, not later than thirty (30) Days from the date of the issuance of an Insurance Policy or renewal of same pursuant to this Agreement, furnish Non-Operator with true copies of the Policies or renewal endorsements with respect to the insurance required under
          Article 11.2 hereof.

11.2.8 All policies and certificates of insurance obtained and maintained in accordance with Articles 11.1 and 11.2 shall state:

          (a)  the types and amounts of insurance carried;

          (b)  the insurance company or companies underwriting the coverage;

          (c)  the effective and expiration dates of all policies;

          (d) that each Party shall be given not less than thirty (30) Days' advance written notice of any material changes or cancellation of any policy;

          (e) that a written waiver of subrogation endorsement in favour of the Party not carrying the insurance has been attached to all policies of insurance required under Article 11.1 hereof; and

          (f)  the territorial limits of all policies.

11.2.9 Liability of Operator under Article 11.2.3 for failure to take out the insurance required by Article 11.2, except where so agreed to by Non-Operator in writing, shall not be diminished by the provision of the information required under Article 11.2.8.

11.2.10 The limits of insurance coverage set forth in Article 11.1 or 11.2 are meant to be minimum amounts only. Insurance Policies pursuant to this
          Article XI shall be obtained and maintained, or extended as the case may be, by the relevant Party to such further limits as the Operating Committee shall determine and advised to the Parties, based on the scope and risk of planned operations.

11.3      INDEMNITY

11.3.1 Except as otherwise provided in this Article XI and in Article 6.2.3, any loss or damage suffered by the Parties or either of them from third party claims arising out of the Operator's conduct of the Joint Operations shall be for the Joint Account. Any loss, damage or costs suffered by the Operator from claims arising out of the Operator's conduct of the Joint Operations and any recovery from insurance provided under Article 11.2 shall be for the Joint Account.

11.3.2 If any Party fails to take out and maintain any insurance policy which such Party is obliged to take out under Article 11.1, such Party shall hold harmless and indemnify the other Party from and against all claims, actions causes of actions, loss and damage suffered by each other Party arising out of, or in connection with, such failure.

11.4      LITIGATION

11.4.1    The  Operator  shall  promptly  notify  the  Parties  of:

          (a) any incidents, accidents or circumstances causing damage to Joint Property, the cost of which may exceed $250,000 or such lesser amounts as shall from time to time be determined by the Operating Committee; and

          (b) any claim, litigation, lien, demand or judgment relating to the Joint Operations where the total amount in dispute and/or the total amount of damages together with any costs are estimated to exceed $100,000, or such lesser amount as shall from time to time be determined by the Operating Committee.

          The Operator shall have the authority to commence, prosecute, defend, pursue or settle any claim, litigation, lien, demand or judgment relating to the Joint Operations (other than between the Parties) both on behalf of itself and, if appropriate, the other Parties provided that:

               (i) in the case of any litigation (irrespective of the estimated amount of damages and costs) to be pursued, prosecuted or defended otherwise than in any court in Nigeria, the Operator shall have no such authority without the prior approval of all the Parties except such authority as may be necessary:

                    (1) to prevent judgment being given against any Party while full authority of the Parties is being sought; or

                    (2) solely to enable the Operator to contest the exercise by the relevant court of jurisdiction in the matter, provided that the Operator first obtain legal advice in the relevant jurisdiction from an appropriate reputable legal practitioner that the contest itself would not constitute submission by the Operator to such jurisdiction; and

               (ii) where the total amount in dispute and/or the total amount of damages together with any costs are estimated to exceed $100,000 or such lesser amount as shall from time to time be determined by the Operating Committee, the Operator shall have no authority (subject to subparagraph (i) above) without the prior approval of the Operating Committee.

11.4.2 Any Non-Operator shall promptly notify the other Parties of any claim, litigation, lien, demand or judgment brought by it or against it relating to, or which may affect the Joint Operations. If such claim, litigation, lien, demand or judgment would give rise to any claim for indemnity under Article 23.2.2, the Operator shall have the authority to take over the conduct of such claim, litigation, lien, demand or judgment and Article 11.4.1 shall apply thereto.

11.4.3 Notwithstanding Articles 11.4.1 and 11.4.2, each party shall have the right to participate in any prosecution, defense or settlement conducted in accordance with Articles 11.4.1 and 11.4.2 at its sole cost and expense provided that such participation shall not prejudice the conduct thereof by the Operator or the interests of the Joint Operations.

11.4.4 For the avoidance of doubt it is hereby declared that the conduct of any litigation involving a Sole Risk Project will be in the hands of the Participating Party or Parties and at the sole cost and expense of such Participating Party.

11.5      IMA  #11  INSURANCE  PROCEEDS

          Attached as Schedule E is the AFE that has been submitted by Abacan to the insurance carriers with respect the insurance claim resulting from the blow-out of the IMA #9 well. The Parties agree that all insurance payments received by Abacan with respect to the re-drill of the IMA #11 well (the AInsurance Proceeds@) shall be Joint Property with each Party being deemed to have contributed to the Joint Account its Participating Interest. Amni acknowledges that Liberty shall conduct all negotiations with the insurance companies liable for payment with respect to the IMA #9 well blow-out. Liberty shall attempt to cause the insurance carriers to fund Insurance Proceeds in such a way that the contractors drilling the IMA #11 well receive payment directly from the insurance carriers. Amni agrees to use reasonable efforts to co-ordinate its operations to facilitate Liberty=s efforts to cause such direct payment. To the extent Liberty is unable to cause the insurance carriers to pay the contractors directly, then each Party shall be responsible for its Participating Interest of Petroleum Costs of the costs of drilling the IMA #11 well and as and when Insurance Proceeds are received, each Party shall receive its Participating Interest of Petroleum Costs of such Insurance Proceeds.


               ARTICLE XII - EXPLORATION WORK PROGRAMME AND BUDGET
               ---------------------------------------------------

12.1      ANNUAL  WORK  PROGRAMME  AND  BUDGET

          The Operator shall, within sixty (60) Days after the execution of this Agreement and thereafter on an annual basis not later than September 1st in each Calendar Year submit to the Parties a proposed exploration Work Programme and Budget for the next Calendar Year (the September 1, 1998 delivery shall also include the Work Programme and Budget for the remainder of the 1998 Calendar Year), showing:

          (a) Joint Operations to be performed in the Deep Zones of the IMA Field and other work to be undertaken;

          (b)  the information required under the Account Procedure; and

          (c) such other information as the Operating Committee shall have required the Operator to provide.

12.1.2 The proposed exploration Work Programme and Budget shall be subject to consideration, revision and approval by the Operating Committee and the Parties. The Operating Committee shall consider such exploration Work Programme and Budget and make such revisions thereto as shall be agreed as soon as practicable but in any event not later than November
          30. Not later than December 31, the Operating Committee shall approve an exploration Work Programme and Budget and such approval shall, subject to Articles 12.2 and 12.3 authorize and oblige the Operator to proceed with it.

12.2      AUTHORIZATION  FOR  EXPENDITURE

12.2.1 Such as provided in Articles 6.9.2, 6.9.3 and 6.9.4, the Operator shall, before entering into any commitment or incurring any expenditure under an approved exploration Work Programme and Budget, submit to each Non-Operator an AFE. An AFE shall be prepared in accordance with Section 3 of the Uniform Project Implementation Procedure. Subject to the approval of the AFE hereunder, the Operator shall be authorized and obliged, subject to Article 12.3, to proceed with such commitment or expenditure. An AFE shall be approved by affirmative decision of a majority of the Operating Committee or by signature of the Parties having an aggregate Participating Interest sufficient for an affirmative decision of the Operating Committee.

12.2.2 In the event that the Operating Committee gives its approval to any exploration Work Programme and Budget or any AFE executed in connection therewith, Liberty may, by notice to AMNI given not more than thirty (30) Days following the date of Liberty's receipt of notice of such approval, elect not to proceed with such Work Programme and Budget or AFE as applicable, and the operations and work covered by such Work Programme and Budget or AFE shall be conducted as Sole Risk Operations in accordance with Article XVI with AMNI being the Sole Risk Party.

12.3      AMENDMENT

          At any time either Party may, by notice to the Operating Committee, propose that an approved exploration Work Programme and Budget and/or an approved AFE be amended. The Operating Committee shall consider such proposal and, if the Operating Committee so requires, the Operator shall prepare and submit to the Parties a revised exploration Work Programme and Budget incorporating any such amendment and showing the matter listed in Article 12.1.1 and the information required under
          Section 3 of the Uniform Project Implementation Procedure. To the extent that an amendment is approved by the Operating Committee, the approved exploration Work Programme and Budget and/or AFE shall be amended accordingly provided always that any such amendment shall not invalidate any authorized commitment or expenditure made by the Operator prior thereto, provided that any revised Work Programme and Budget or AFE shall be subject to Liberty's rights under Article 12.2.2.

               ARTICLE XIII - APPRAISAL WORK PROGRAMME AND BUDGET
               --------------------------------------------------

13.1      JOINT  WORK  PROGRAMME  AND  BUDGET

13.1.1 In the event of a Discovery, the Operator shall, if the Operating Committee so decides and as soon as Practicable after such decision, submit to each Non-Operator a proposed appraisal Work Programme and Budget for such Discovery showing:

(a)       the  wells to be drilled and other projects and work to be undertaken;

(b)       the  information  required  under  the  Accounting  Procedure;

(c)       details  of  the  number of employees and contract personnel required;
          and

(d) such other information as the Operating Committee shall have required the Operator to provide.

13.1.2 The proposed appraisal Work Programme and Budget shall be subject to consideration, revision and approval by the Operating Committee. The Operating Committee shall as soon as practicable consider such appraisal Work Programme and Budget and make such revisions thereto as shall be agreed. If the Operating Committee approves an appraisal Work Programme and Budget, such approval shall be subject to Articles 13.2 and 13.3, authorize and oblige the Operator to proceed with it.

13.2      AUTHORIZATION  FOR  EXPENDITURE

13.2.1 Save as provided in Articles 6.9.2, 6.9.3 and 6.9.4, the Operator shall, before entering into any commitment or incurring any expenditure under an approved appraisal Work Programme and Budget, submit to the Operating Committee an AFE therefor. An AFE shall be prepared in accordance with Section 3 of the Uniform Project Implementation Procedure. Subject to the approval of such AFE hereunder, the Operator shall be authorized and obliged, subject to
          Article 13.3, to proceed with such commitment or expenditure. An AFE shall be approved by affirmative decision of the Operating Committee.

13.2.2 In the event that the Operating Committee gives its approval to any appraisal Work Programme and Budget or any AFE executed in connection therewith, Liberty may, by notice to AMNI given not more than twenty
          (20) Days following the date of Liberty's receipt of notice of such approval or of such AFE, elect not to proceed with such Work Programme and Budget or AFE as applicable, and the operations and work covered by such Work Programme and Budget or AFE shall be conducted as Sole Risk Operations in accordance with Article XVI with AMNI being the Sole Risk Party.

13.3     REVIEW  AND  AMENDMENT

13.3.1 The Operator shall, as and when required by the Operating Committee, review the approved appraisal Work Programme and Budget and submit to the Parties a report thereon.

13.3.2 At any time either party may, by notice to the other Party propose that an approved appraisal Work Programme and Budget and/or an approved AFE be amended. The Operating Committee shall consider such proposal and, if the Operating Committee so requires, the Operator shall prepare and submit to the Parties a revised appraisal Work Programme and Budget incorporating any such amendment and showing the matter listed in Article 13.1.1 and the information required under
          Section 3 of the Uniform Project Implementation Procedure. To the extent that any such amendment or revised appraisal Work Programme and Budget is approved by the Operating Committee, the approved appraisal Work Programme and Budget and/or AFE shall be amended accordingly, provided always that any such amendment shall not invalidate any authorized commitment or expenditure made by the Operator prior thereto, and further provided that any revised Work Programme and Budget or AFE shall be subject to Liberty's rights under Article 13.2.2.

               ARTICLE XIV - DEVELOPMENT WORK PROGRAMME AND BUDGET
               ---------------------------------------------------

14.1      JOINT  WORK  PROGRAMME  AND  BUDGET

14.1.1 The Operator shall, if the Operating Committee so decides and as soon as practicable after such decision, submit to the Non-Operators a proposed development Work Programme and Budget for a Discovery showing:

(a)       the  projects  and  other  work  to  be  undertaken;

(b)       the  information  required  under  the  Accounting  Procedure;

(c) the manner in which the development is to be managed with details of the number of employees and contract personnel required;

(d) the estimate of the date of commencement of production and of the annual rates of production; and

(e) such other information as the Operating Committee shall have required the Operator to provide.

14.1.2 The proposed development Work Programme and Budget shall be subject to consideration, revision and approval by the Operating Committee. The Operating Committee shall meet to consider such development Work Programme and Budget as soon as practicable and to make such revisions thereto as shall be agreed. Unless the Operating Committee otherwise agrees to an earlier date, the Operating Committee shall approve or reject the development Work Programme and Budget within thirty (30) Days of its submission by the Operator to the Parties provided that, within the said period of thirty (30) Days any Party wishing to carry out further work or studies in connection with the development of the Discovery may, by notice to the other Party specifying the further work or studies, require that the said period be extended up to a maximum total period of:

(a) in the case of the carrying out of further appraisal drilling of the Discovery, ninety (90) Days; and

(b)       in  all  other  cases,  sixty  (60)  Days;

and in such event the said period shall be so extended. A Party proposing to carry out further appraisal drilling of the Discovery shall, in its said notice to the other Party, inform them of its intention and:

(i) the Operator shall carry out such drilling at the risk, cost and expense of such Party and the provisions of Article XVI (other than the first sentence of Article 16.3) shall apply as if such Party were a Sole Risk Party and such drilling were Sole Risk Operation under that Article;

(ii) such Party shall not be entitled to any reimbursement from the other Party of the costs and expenses thereof, unless as a result of such drilling all the Parties decide not to proceed with the development of the Discovery in which event the other Party shall pay to such Party within twenty-eight (28) Days of the decision not to proceed with the development an amount equal to the lesser of the amount it would have contributed to the Joint Account had such additional drilling or work been carried out as part of the Joint Operations or its share of the additional costs incurred; such amount shall be paid in Dollars or other approved currencies as approved by the Parties applicable to the costs and expenses; and

(iii) all data and information obtained from such additional drilling and work shall promptly be made available to, and be owned jointly by, all the Parties.

14.2      AUTHORIZATION  FOR  EXPENDITURE

14.2.1 Save as provided in Articles 6.9.2, 6.9.3 and 6.9.4, the Operator shall, before entering into any commitment or incurring any expenditure with respect to the preparation of a development Work Programme and Budget or under an approved development Work Programme and Budget, submit to the Operating Committee an AFE therefor. An AFE shall be prepared in accordance with Section 3 of the Uniform Project Implementation Procedure. Subject to the approval of such AFE hereunder, the Operator shall be authorized and obliged, subject to
          Article 14.3, to proceed with such commitment or expenditure provided always that an AFE within an approved development Work Programme and Budget shall be deemed to have been approved by the Operating Committee unless, within fourteen (14) Days (or such longer period as shall have been agreed by the Parties) of its submission to the Parties, any Party gives notice to the Operator that they require such AFE to be formally approved by the Operating Committee.

14.2.2 In the event that the Operating Committee gives its approval to any development Work Programme and Budget or any AFE executed in connection therewith, Liberty may, by notice to AMNI given not more than thirty (30) Days following the date of Liberty's receipt of notice of such approval of such Work Programme, Budget or AFE, elect not to proceed with such Work Programme, Budget or AFE as applicable, and the operations and work covered by such Work Programme, Budget or AFE shall be conducted as Sole Risk Operations in accordance with
          Article XVI with AMNI being the Sole Risk Party.

14.3      REVIEW  AND  AMENDMENT

14.3.1 The Operator shall, in each Year, review the approved development Work Programme and Budget and submit to the Operating Committee not later than September 1st a report thereon together with an update of such development Work Programme and Budget dealing separately with the next Year and the remaining phase of the approved development Work Programme and Budget and showing the matters listed in Article 14.1.1 and the information required under Section 3 of the Uniform Project Implementation Procedure.

14.3.2 At any time either Party may, by notice to the other Party propose that an approved development Work Programme and Budget and/or an approved AFE be amended. The Operating Committee shall consider such proposal and, if the Operating Committee agrees to such an amendment, the Operator shall prepare and submit to the Operating Committee a revised development Work Programme and Budget incorporating any such amendment and showing the matters listed in Article 14.1.1 and the information under Section 3 of the Uniform Project Implementation Procedure. To the extent that any such amendment or revised development Work Programme and Budget is approved by the Operating Committee, the approved development Work Programme and Budget and/or AFE shall, subject to obtaining any necessary consent or approval of the Ministry, be deemed amended accordingly provided always that any such amendment shall not invalidate any authorized commitment or expenditure made by the Operator prior thereto, and further provided that any revised Work Programme and Budget or AFE shall be subject to Liberty's rights under Article 14.2.2.

                ARTICLE XV - PRODUCTION WORK PROGRAMME AND BUDGET
                -------------------------------------------------

15.1      ANNUAL  WORK  PROGRAMME  AND  BUDGET

15.1.1 The Operator shall not later than September 1st in the year prior to the commencement of production and each subsequent Year, submit to the Operating Committee a proposed production Work Programme and Budget for the Year showing:

          (a)  the projects and other work to be undertaken;

          (b)  the information required under the Accounting Procedure:

          (c) an estimate of the date of commencement of production (if approximate) and of the total production by Quarters and the maximum daily rate to be achieved in each Quarter;

          (d) details of the number of employees and contract personnel required; and

          (e) such other information as the Operating Committee shall have required the Operator to provide.

15.1.2 The proposed production Work Programme and Budget shall be subject to consideration, revision and approval by the Operating Committee. The Operating Committee shall consider such production Work Programme and Budget and make such revisions thereto as shall be agreed as soon as practicable but in any event not later than October 1st. Not later than December 31st the Operating Committee shall approve a production Work Programme and Budget and such approval shall subject to Articles
          15.2 and 15.3 authorize and oblige the Operator to proceed with it.

15.2 AUTHORIZATION  FOR  EXPENDITURE

15.2.1 Save as provided in Articles 6.9.2, 6.9.3 and 6.9.4, the Operator shall, before entering into any commitment or incurring any expenditure under an approved Work Programme and Budget, submit to the Operating Committee an AFE therefor. An AFE shall be prepared in accordance with Section 3 of the Uniform Project Implementation Procedure. Subject to the approval of the AFE hereunder, the Operator shall be authorized and obliged, subject to Article 15.3, to proceed with such commitment or expenditure. An AFE may be approved by affirmative decision of the Operating Committee or by signature by Parties having an aggregate Participating Interest sufficient for an affirmative decision of the Operating Committee.

15.2.2 In the event that the Operating Committee gives its approval to any production Work Programme and Budget or any AFE executed in connection therewith, Liberty may, by notice to AMNI given not more than thirty
          (30) Days following the date of Liberty's receipt of notice of such approval or of such AFE, elect not to proceed with such Work Programme and Budget or AFE as applicable, and the operations and work covered by such Work Programme and Budget or AFE shall be conducted as Sole Risk Operations in accordance with Article XVI with AMNI being the Sole Risk Party.

15.3 AMENDMENT

     At any time either Party may, by notice to the Operating Committee, propose that an approved production Work Programme and Budget and/or an approved AFE be amended. To the extent that an amendment is approved by the Operating Committee, the approved production Work Programme and Budget and/or AFE shall be deemed amended accordingly provided always that any such amendment shall not invalidate any authorized commitment or expenditure made by the Operator prior thereto, and further provided that any revised Work Programme and Budget or AFE shall be subject to Liberty's rights under Article 15.2.2.

                       ARTICLE XVI - SOLE RISK OPERATIONS
                       ----------------------------------

16.1 DEFINITIONS

     For  the  purpose  of  this  Article  XVI:

16.1.1 "Common Costs" means overhead expenses in respect of operating and maintenance charges and depreciation on common user assets which are shared by Sole Risk Operations and Joint Operations.

16.1.2    "Exploratory  Well"  means:

          (a) a well drilled in the Deep Zones of the IMA Field in an area lying outside the interpreted closure of any structural or stratigraphic trap on which closure a well has been drilled which is capable of producing Petroleum, or

          (b) a well in the Deep Zones of the IMA Field in any area lying inside the interpreted closure of any structural or stratigraphic trap, to the extent to which it is deepened or plugged back to a stratigraphic level different from that to which it had previously been drilled and found capable of producing Petroleum; or

          (c) any well that has been agreed by the Parties to be an Exploratory Well.

16.1.3 "Non-Proposing Party/ies" means the Parties not giving notice of an intention to conduct a Sole Risk Operation.

16.1.4 "Non-Sole Risk Party/ies" means the parties not participating in a Sole Risk Operation.

16.1.5 "Production Facilities" means drilling and/or production, platforms and/or petroleum storage and transportation facilities required to produce and deliver any Petroleum that may be discovered from an Exploratory Well within the Deep Zones of the IMA Field.

16.1.6 "Proposing Party/ies" means the Parties giving notice of its intention to conduct a Sole Risk Operation as hereinafter defined.

16.1.7 "Sole Risk Exploratory Well" means an Exploratory Well drilled by a Sole Risk Party/ies pursuant to this Article XVI.

16.1.8 "Sole Risk Notice" means a notice given pursuant to Article 16.4 of a Party's intention to conduct a Sole risk Operation.

16.1.9 "Sole Risk Operation" means an operation conducted for only one of the Parties in accordance with the provisions of this Article XVI.

16.1.10 "Sole Risk Party/ies" means the Party/ies who undertakes to conduct a Sole Risk Operation pursuant to this Article XVI.

16.2 SOLE  RISK  OPERATIONS

     Subject to Article 16.3, Sole Risk Operations shall only include and be undertaken in respect of any one or more of the following activities:

     (a)  the deepening, side tracking or plugging back of an Exploratory Well;

     (b) the drilling of an Exploratory Well including testing and coring programmes;

     (c) the drilling of appraisal and development wells and the installation of Production Facilities to develop a discovery made by a Sole Risk Exploratory Well, provided the purchase of such Facilities is not otherwise to increase or accelerate production of Petroleum from geological structures in the Deep Zones of the IMA Field other than the geological structure on which such Sole Risk Exploratory Well was Drilled;

     (d) any other activity or project agreed by the Parties to be undertaken as a Sole Risk Operation; and

     (e) any operation governed by a Work Programme and Budget or an AFE made pursuant to Articles XII, XIII, XIV or XV for which Liberty has elected not to participate in pursuant to the terms of such Articles.

16.3 CONDITIONS  FOR  SOLE  RISK  OPERATIONS

     (a) No Sole Risk Operation may be conducted if it would adversely affect Joint Operations or conflict with all or any part of any current Work Programme and Budget.

     (b)  No Sole Risk Operation shall be undertaken until:

          (i) The operations comprising the Sole Risk Operation shall first have been proposed in writing to the Operating Committee in complete form. The appropriate proposal to be in complete form shall specify as Joint Operations such as location of proposed well, scope of geological and geophysical programmes, proposed depth, itemized estimate of the costs thereof, economic analysis, expected date of commencement and the expected date of completion.

          (ii) The Operating Committee shall have disapproved or be deemed to have disapproved the proposal, in accordance with the procedures set forth in Article VIII.

     (c) A Sole Risk Operation for the deepening or sidetracking of an Exploratory Well in course of drilling may be proposed only if such well has not encountered a Discovery and the Parties have decided to abandon the well following their receipt of all drilling and Test results.

16.4 SOLE  RISK  NOTICE

     Within 6 months after the Operating Committee disagrees with a proposal for Joint Operations or, in the case of Article 16.3 (c) within forty-eight
     (48) hours after notice from the Operator recommending abandonment of an Exploratory Well, any Party may give to the other Party a Sole Risk Notice, in writing. The Non-Proposing Party shall have ninety (90) Days, after the receipt of the sole Risk Notice, within which to notify the Party giving the Sole Risk Notice, whether or not to participate in the costs of such Sole Risk Operation ("Participation Notice"); provided, however, that in the case of a Sole Risk activity pursuant to Article 16.3(c) the period in which to give Participation Notice shall be forty-eight (48) hours.

16.5 SOLE  RISK  OPERATION  AS  JOINT  OPERATION

     If the Non-Proposing Party elects to participate in the proposal which is the subject of a Sole Risk Notice within the applicable period specified in
     Article 16.4, such Sole Risk Operation shall be carried out by the Operator as Joint Operation and the current Work Programme and Budget shall be deemed to be amended accordingly.

16.6 SOLE  RISK  OPERATION

     In the event the Non-Proposing Party does not elect, within the applicable period specified in Article 16.4 to participate in a proposed Sole Risk Operation, the Proposing Party shall be entitled to carry out the Sole Risk Operation at its Sole Risk, cost and expenditure. Costs and expenses of the Sole Risk Operation incurred by the Sole Risk Party shall be computed in accordance with the Accounting Procedure.

16.7 OPERATOR  OF  SOLE  RISK  OPERATION

     Notwithstanding that the Operator may not be the Sole Risk Party, the Sole Risk Operation shall, subject to Article 16.7.3 and Article 16.8, be carried out promptly and diligently by the Sole Risk Operator for the sole account and benefit of the Sole Risk Party.

16.7.1 Any Sole Risk Operation shall be carried out at the sole risk, cost and expense of, and under the overall supervision and control, of the Sole Risk Party but otherwise pursuant to this Agreement.

16.7.2 The Sole Risk Operator shall keep and maintain separate books, records and accounts (including bank accounts) with respect to the Sole Risk Operations, including Sole Risk share of all Common Costs in connection therewith, which shall be subject to the right of examination and audit by the Sole Risk Party and Non-Consenting Party.

16.7.3 The Sole Risk Party shall be obligated to advance the estimated expenditure for the Sole Risk Operation to the Operator within fifteen
          (15) Days after receipt of the Operator's request therefor. The Operator shall not use, or be required to use, Joint Account funds or its own funds for the purpose of paying the costs and expenses of the Sole Risk Operation.

16.8 COMMENCEMENT  OF  SOLE  RISK  OPERATION

     It is hereby understood and agreed that the Sole Risk Party shall do all things necessary to enable the Operator on its behalf to commence the Sole Risk Operation within ninety (90) Days after expiration of the period specified in Article 16.4 for giving a Participation Notice in the case of a Sole Risk Operation under Articles 16.2(a), (b), (c) or (e); or within one hundred eighty (180) Days after expiration of the period specified in
     Article 16.4 for giving a  Participation  Notice in case of projects  under
     Article 16.2(d); or within 48 hours after expiry of the period specified in
     Article 16.4 for giving a  Participation  Notice in case of projects  under
     Article 16.3(c). If the Sole Risk Operation specified in the Sole Risk Notice is not commenced within the period specified in this Article 16.8 for reasons attributable to the Proposing Party, then the right of the Proposing Party to carry out the Sole Risk Operation shall lapse.

16.9 INFORMATION  CONCERNING  SOLE  RISK  OPERATION

     The Operator shall, in relation to the Sole Risk Operation, furnish to the Parties all information and data which the Operator is obligated to give the Non-Operators under the terms of this Agreement.

16.10 ELECTION  TO  PARTICIPATE  IN  FURTHER  WORK

     A Non-Consenting Party may at any time, elect to participate in a Sole Risk Operation by paying to the other Party, an amount equal to its Participating Interest of Petroleum Costs share of the cumulative cost and expenditure of the Sole Risk Operation, incurred as of the date of such election plus 250% thereof ("Re-entry Penalty"). The whole or any part of the Re-entry Penalty shall be paid in cash in the currency in which the Sole Risk costs have been incurred or in kind or both as may be mutually agreed by the Parties. Following an election and payment as aforesaid, such operations shall be carried out as Joint Operations.

16.11  USE  OF  JOINT  PROPERTY  AND PERSONNEL  OF  THE  OPERATOR FOR SOLE RISK
       OPERATION

     A Sole Risk Party shall be entitled to use Joint Property and personnel of the Operator for the Sole Risk Operation upon terms and conditions agreed by the Parties, provided however that it is understood that, at all times, the Joint Operations shall take precedence over the Sole Risk Operation in such use of Joint Property and personnel.

16.12 INDEMNIFICATION  OF  THE  NON-CONSENTING  PARTY

     The Sole Risk Party shall indemnify and hold harmless the Non-Consenting Party from all suits, claims, liens, liabilities, damages, costs, losses and expenses whatsoever directly or indirectly caused to third parties or incurred by the Non-Consenting Party as a result of anything done or omitted to be done in the course of carrying out the Sole Risk Operation.

16.13 TITLE  TO  THE  SOLE  RISK  OPERATION,  PRODUCTION  AND  FACILITIES

16.13.1 Subject to Article 16.10, all property acquired through a Sole Risk Operation, including data and information, shall be wholly owned by the Sole Risk Party.

16.13.2 In case of a Sole Risk Operation under Article 16.2(d) the relevant facilities as well as any Petroleum produced therefrom shall be owned by the Sole Risk Party until such time as the Non-Consenting Party has elected to participate in further work under the Sole Risk Operation pursuant to Article 16.10.

16.13.3 Notwithstanding the election of a Non-Consenting Party to participate in a Sole Risk Operation involving production of Petroleum discovered as the result of a Sole Risk Exploratory Well, and the payment by the Non-Consenting Party of the amount of money referred to in Article 16.10, the Non-Consenting Party shall not be entitled to receive any payment in kind of cash or credit for any Petroleum which was produced as a result of a discovery from such Exploratory Well prior to the date of such election and payment. Upon such election and payment however the Non-Consenting Party shall be entitled to its Participating Interest of Petroleum produced as a result of a discovery from such Exploratory Well following such election and payment.

                       ARTICLE XVII - ACCOUNTING PROCEDURE
                       -----------------------------------

17.1 The Accounting Procedure is hereby made part of this Agreement. In the event of any conflict between any provision in the main body of this Agreement and any provision in the Accounting Procedure, the provision in the main body shall prevail.

                             ARTICLE XVIII - DEFAULT
                             -----------------------

18.1     FAILURE  TO  PAY

          If any Party ("Defaulting Party") fails to pay in full its share of any Cash Call or Advance by the due date as provided in Article X or elsewhere in this Agreement (including all schedules thereto) (such date being hereinafter the "Default Date"):

          (i) the Operator shall notify by telex all the Parties of such default as soon as practicable after the occurrence of such default;

          (ii) after the occurrence of such failure to pay, the Operator shall serve on the Defaulting Party a formal notice (a "Default Notice") declaring that the Defaulting Party is in default from and including the Default Date;

          (iii)each Non-Defaulting Party shall contribute, as hereinafter provided, a share of the amount of default in the proportion that its Participating Interest bears to the total of the Participating Interests of the Non-Defaulting Parties, and pending receipt of such additional contributions the Operator shall make arrangements to meet any commitments falling due by borrowing the necessary finance from outside sources or by making the necessary finance available itself and all costs of any such finance shall be charged to the Non-Defaulting Parties; finance made available to the Operator shall bear interest calculated on a day to day basis at the Agreed Interest Rate;

          (iv) within five (5) Working Days following the date of notification by the Operator under Article 18.1(i), the Operator shall notify all the Parties of the liability of each of the Non-Defaulting parties to contribute to the amount in default and shall make a further Cash Call accordingly to take effect on the expiry of the six (6) Business Days specified in Article 18.1(v);

          (v) if such default continues for than six (6) Working Days after the date of notification by the Operator under Article 18.1(i) each of the Non-Defaulting Parties shall on the Business Day next following such sixth Business Day pay the amount notified under
               Article 18.1(iv), and thereafter shall continue to pay, in addition to its share of subsequent Advances, the proportion specified in Article 18.1(iii) of that part of all such subsequent Advances attributable to the Defaulting Party until such time as the Defaulting Party has remedied its default in full, and failure by a Party to make such payment on behalf of a Defaulting Party shall likewise and with the same results render that Party in default; and

          (vi) no Party shall be entitled at any time to call into question any aspect of the Default Notice or its service on the Defaulting Party other than on the grounds (a) that the Defaulting Party had not failed to pay in full its share of any Cash Call or Advance by the due date as aforesaid, (b) that any such failure was not continuing at the date of service of the Default Notice (whether in respect of the whole or any part of the amount which the Defaulting Party failed to pay as aforesaid), (c) that the Default Notice was not served on the Defaulting Party.

18.2      REMEDY  OF  DEFAULT

          The Defaulting Party shall have the right to remedy the default at any time by payment in full to the Operator or, if the Non-Defaulting
          Party has paid any amounts under Article 18.1(v), to the Non-Defaulting Party, in proportion to the amounts so paid by the Non-Defaulting Party of all amounts which the Defaulting Party has failed to pay (including the amount of Cash Calls and Advances attributable to the Defaulting Party which the Non-Defaulting Party has become liable to pay in terms of Article 18.1(v) together with interest thereon calculated on a day to day basis at the Agreed Interest Rate, from and including the due date for payment of such amounts until but not including the actual date of payment.

18.3      CONTINUATION  OF  DEFAULT

18.3.1 If a Party defaults after the commencement of commercial production and has not remedied the default by the sixth Business Day after Notice thereof from the Operator, the Defaulting Party shall not be entitled to its Participating Interest of Production which shall vest in and be the property of the Non-Defaulting Parties in the proportions which their respective Percentage Interests of Petroleum Costs bear to the total of the same, and Operator shall be authorized to sell such Petroleum, at the best price obtainable under the circumstances and, after deducting all reasonable costs, charges and expenses incurred by Operator in connection with such sale, pay the proceeds proportionately to the Non-Defaulting Parties which proceeds shall be credited against all monies advanced pursuant to Article 18.1 together with interest accrued thereon. Any surplus remaining shall be paid to the Defaulting Party, and any deficiency shall remain a debt due from the Defaulting Party to the Non-Defaulting Parties.

18.3.2 During the continuation of any default the Defaulting Party shall not be entitled to be represented at meetings of the Operating Committee or any sub-committee thereof nor to vote thereat (so that the voting interest of each Non-Defaulting Party shall be in the proportion which its Participating Interest bears to the total of the Participating Interest of all the Non-Defaulting Parties) and shall have no further access to any data and information relating to the Joint Operations. The Defaulting Party shall be bound by decisions of the Operating Committee made during the continuation of default.

18.4 In the case of any Sole Risk Project pursuant to clause 16, the provision of this clause 18 shall apply mutatis mutandis to the Sole Risk Parties.

18.5 From the Default Date the Defaulting Party shall have no further rights with respect to the Deep Zone of the IMA Field or this Agreement except as provided for in this clause 18.

18.6      OTHER  REMEDIES

          All remedies provided hereunder shall be without prejudice to any other rights available to the Non-Defaulting Parties whether at common law, pursuant to statute or otherwise.

                     ARTICLE XIX - DISPOSITION OF PRODUCTION
                     ---------------------------------------

19.1      RIGHT  AND  OBLIGATION  TO  TAKE  IN  KIND

          Except with respect to Tax Oil or as otherwise provided in this Article, each Party shall have the right and obligation to own, take in kind and separately dispose of its Participating Interest of Production from any Exploitation Area in such quantities and in accordance with such procedures as may be set forth in the offtake agreement referred to in Article 19.2 or in the special arrangements for natural gas referred to in Article 19.3. If Government is party to the offtake agreement, then the Parties shall endeavour to obtain its agreement to the principles set forth in this Article.

19.2      OFFTAKE  AGREEMENT  FOR  CRUDE  OIL

          If Crude Oil is to be produced from an Exploitation Area, the Parties shall in good faith, and not less than three (3) months prior to first delivery of Crude Oil, negotiate and conclude the terms of an agreement to cover, the offtake of Crude Oil produced under the Joint Venture Agreement, which agreement shall also provide for the sale of the Tax Oil by the Operator. The Government may, if necessary and practicable, also be party to the offtake agreement. This offtake agreement shall to the extent possible be consistent with the Joint Venture Agreement, and make provision for:

          (a)  The  delivery   point,  at  which  title  and  risk  of  loss  of
               Participating Interest of Production of Crude Oil shall pass to the Parties (or as the Parties may otherwise agree);

          (b) The Operator's regular periodic advice to the Parties of estimates of totalavailable production for succeeding periods, Participating Interest of Production and grades of Crude Oil, for as far ahead as is necessary for the Operator and the Parties to plan offtake arrangements. Such advice shall also cover for each grade of Crude Oil total available production and deliveries for the preceding period, inventory and overlifts and underlifts;

          (c) Nomination by the Parties to the Operator of acceptance of their Participating Interest of Production of total available production for the succeeding period. Such nominations shall in any one period be for each Party's entire Participating Interest of Production arising during that period subject to operational tolerances and agreed minimum economic cargo sizes or as the parties may otherwise agree;

          (d)  Elimination of overlifts and underlifts;

          (e) If offshore loading or a shore terminal for vessel loading is involved, risks regarding acceptability of tankers, demurrage and (if applicable) availability of berths;

          (f) Distribution to the Parties of Entitlements to ensure, to the extent Parties take delivery of their Entitlements in proportion to the accrual of such Entitlements, that each Party shall receive currently Entitlements of grades, gravities and qualities of Petroleum similar to Petroleum received by each other Party.

          (g) To the extent that distribution of Entitlements on such basis is impracticable due to availability of facilities and minimum cargo sizes, a method of making periodic adjustments; and

          (h) The option and the right of the other Parties to sell an Entitlement which a Party fails to nominate for acceptance pursuant to (c) above or of which a Party fails to take delivery, in accordance with applicable agreed procedures, provided that such failure either constitutes a breach of the Operator's or Parties' obligations under the terms of the Contract, or is likely to result in the curtailment or shut-in of production. Such sales shall be made only to the limited extent necessary to avoid disruption in Joint Operations. The Operator shall give all Parties as much notice as is practicable of such situation and that a sale option has arisen. Any sale shall be of the unnominated or undelivered Entitlement as the case may be and for reasonable periods of time as are consistent with the minimum needs of the industry and in no event to exceed twelve (12) months. The right of sale shall be revocable at will subject to any prior contractual commitments. Sales to non-affiliated third parties shall be for the realized price f.o.b. the delivery point. Sales to any of the Parties or their Affiliates shall be at current market value f.o.b. the delivery point. The Party arranging the sale shall pay to the Party whose Entitlement is involved the above price after deduction of all costs, including storage costs, incurred in respect of such sale and a marketing fee of an agreed percentage of the applicable price less deductions, reflecting actual costs of disposal at immediate notice. Current market value shall be the value of the Entitlement in international markets (unless the Entitlement was required to be delivered into the Government's domestic market, in which case it shall be the value therein between a willing buyer and seller and shall be agreed between the two Parties concerned, or failing agreement, determined by an expert to be appointed in accordance with procedures set forth in the offtake agreement.

19.3      SEPARATE  AGREEMENT  FOR  NATURAL  GAS

          The Parties recognize that if natural gas is discovered it may be necessary for the Parties to enter into special arrangements for the disposal of the natural gas, which are consistent with the Development Plan and subject to the terms of the Joint Venture Agreement.

                          ARTICLE XX - CONFIDENTIALITY
                          ----------------------------

20.1     CONFIDENTIALITY  DATA  AND  INFORMATION

          All data and information (the "Data") acquired or obtained by any Party in respect of the Joint Operations and under or pursuant to this agreement shall be considered confidential and shall be kept confidential and not be disclosed during the term of this Agreement and for a period of five (5) years thereafter and shall not be divulged in any way to any third party without the prior written approval of all the Parties, provided that:

          (a) any Party may, without such approval, disclose the whole or any part of the Data in good faith:

               (i) to any Affiliate of such Party upon obtaining an undertaking of confidentiality (in similar terms to this Article 20.1) from such Affiliate;

               (ii) to any bona  fide  prospective  assignee  of such  part upon obtaining an undertaking of confidentiality (in similar terms to this Article 20.1) from such assignee and subject to such Party having given not less than two (2) Business Days' notice to the other Parties specifying the extent to which that Party intends to disclose the Data to the prospective assignee and the name of such prospective assignee;

               (iii)to any  outside  professional  consultants  engaged by or on behalf of such Party and acting in that capacity, upon obtaining an undertaking of confidentiality (in similar terms to this Article 20.1) from such consultants, provided that such Party shall promptly inform the other Parties of the name of such consultants and the data disclosed to them;

               (iv) to any bank or financial institution from whom such Party is seeking or obtaining an undertaking of confidentially (in similar term to this Article 20.1) from such bank or institution;

               (v) to the extent required by the Act, the OPL and OML governing the Deep Zones of the IMA Field, any other applicable law or the Regulations of the Ministry;

               (vi) to the extent that the same has become  generally  available to the public other than as a result of any breach by such Party of its obligations hereunder;

               (vii)pursuant   to  an   order   of  any   court   of   competent
                    jurisdiction; or

               (viii) any  government,  stock exchange or securities  commission having jurisdiction over such Party.

          (b) the Operator may disclose the Data to such persons as may be necessary in connection with the conduct of the Joint Operations upon obtaining an undertaking of confidentiality (in similar terms to this Article 20.1) from such persons provided that the Operator shall promptly inform the other Parties of the names of such persons and of the Data disclosed to them.

          In the event of any Party ceasing to hold a Participating Interest, such Party shall nevertheless remain bound by this Article 20.1.

20.2      TRADING  RIGHTS

20.2.1 The Operator may, with the prior approval of the Operating Committee and on such terms and conditions as it shall approve, exchange any Data for other similar data and information and the Operator shall promptly provide all the Parties as shall request the same with conformed copies of the agreement relating to such exchange and all such other data and information provided that, notwithstanding the foregoing provisions of this Article XX, if any Party is also the owner or part owner of such other data and information it shall not be entitled to prevent an exchange which has been approved by all the other Parties.

20.2.2 A Party having acquired any data and information by the conduct of a Sole Risk Project undertaken under Article XVI shall have the right to take such data and information as its exclusive property without seeking the prior approval of the Non-Consenting Parties, save that if the Non-Consenting Party in accordance with Article 14.4 such data and information shall thereafter become Joint Property and be subject to the restrictions imposed by Article 20.1.

                       ARTICLE XXI - PUBLIC ANNOUNCEMENTS
                       ----------------------------------

21.1 Subject to Articles 20.1, 21.2 and 21.3, the Operator shall be responsible for the preparation and release of all announcements and statements regarding this Agreement or the Joint Operations provided always that no such public announcement or statement shall be issued or made unless prior thereto all the Parties have been furnished with a copy thereof and the approval of the Operation Committee has been obtained.

21.2 Except as provided in Article 21.3, if any Party shall itself wish to issue or make any public announcement or statement regarding this Agreement or the Joint Operations it shall not do so unless prior thereto it furnished all the Parties with a copy of such announcement or statement obtains the approval of the Operating Committee provided that, notwithstanding any failure to obtain such approval, no Party or Affiliate of such Party shall be prohibited from issuing or making any such public announcement or statement if it is necessary to do so in order to comply with any applicable law or the regulations of a recognized stock exchange.

21.3 The Sole Risk Party carrying out a Sole Risk Project (or the operating if acting as operator for the Sole Risk Operation on behalf of the Sole Risk Party) shall be responsible for the preparation and release of all public announcements and statement to the Sole Risk Operation. The unanimous approval of the Sole Risk Parties (if more than one) shall be obtained to the terms of any such announcement or statement before it is released. If, prior to the release of such announcement or statement, the Non-Consenting Parties shall have discharged in full their liabilities to the Sole Risk Party in accordance with Article 14.4, the provisions of Article 21.1 will apply.

                       ARTICLE XXII - OUTGOINGS AND GRANTS
                       -----------------------------------

22.1      OUTGOINGS

          The Parties shall be liable for payments in accordance with their Participating Interest. The Operator shall pay all such sums for the Joint Account excepting royalties, petroleum profit taxes and other taxes and governmental levies. If the Ministry shall require a Party to deliver Petroleum in place of royalty, the Operator shall, with the prior consent of each of the Parties, make arrangements with the Ministry of such delivery.

22.2      GRANTS

          Grants received by any of the Parties from any governmental agency or body in Nigeria or internationally in respect of their respective expenditures made pursuant to this Agreement will be retained by the Party receiving the same. The Operator shall supply to any Party applying for a grant, at the sole cost of the Party requiring the same, all requisite data and information which such Party may reasonably require for the purpose.

           ARTICLE XXIII - COVENANT, UNDERTAKING, RELATIONSHIP AND TAX
           -----------------------------------------------------------

23.1      COVENANT  AND  UNDERTAKING

          Subject to the overriding responsibility of the Operator under Article 6.2.2, each Party hereby covenants and undertakes with the other Party that it will comply with all the applicable provisions and requirements of the Act and the OPL and OML establishing the Deep Zones of the IMA Field and will do all such acts and things within its control as may be necessary to keep and maintain any OPL and OML establishing the Deep Zones of the IMA Field in force and effect.

23.2      RELATIONSHIP

23.2.1 The rights, duties, obligations and liability of the Parties hereunder shall be several and not joint or collective. Each Party shall be responsible only for its individual obligations hereunder. It is expressly agreed that it is not the purpose or intention of this Agreement to create, nor shall the same be construed as creating, any mining partnership, commercial partnership or other partnership, joint venture, association or trust, or as authorizing any Party to act as an agent, servant or employee for any other Party for any purpose whatsoever except as explicitly set forth in the Joint Venture Agreement and this Agreement.

23.2.2 Subject to Article 6.2.3 each Party agrees to indemnify each other's Party, to the extent of its Participating Interest share for any claim by or liability to (including any cost and expenses necessarily incurred in respect of such claim or liability) any person not being a Party hereto, arising from or in connection with the Joint Operations including, without prejudice to the generality of the foregoing, any claim or liability based on the tort of negligence.

23.2.3 The Operator hereby covenants and undertakes that it will perform such acts, execute such documents, and do all other things as may be necessary to enable it to perform each and every agreement, covenant, undertaking, obligation and liability made, undertaken or assumed under this Agreement and further will not perform (or omit to perform) any act the performance (or the omission of the performance) of which would, if the Owner were a Party, render the Owner in breach of any such agreement covenant, undertaking, obligation or liability.

23.3      TAX

          The Operator shall be responsible for reporting and discharging all taxes relating to the ownership and operation of the properties subject to this Agreement and shall satisfy such obligations out of the Tax Oil.

                   ARTICLE XXIV - ASSIGNMENT AND ENCUMBRANCES
                   ------------------------------------------

24.1      RESTRICTION

          This Agreement and all the provisions hereof shall be binding upon and enure to the benefit of the Parties hereto and their respective successors and assigns but neither this Agreement not any of the rights, interest or obligations hereunder or under OML 112, OPL 237 or in respect of the IMA Field shall be assigned or pledged by any Party without the prior written consent of the other Party, which consent shall not be unreasonably withheld, and the Government, if necessary, but may be assigned to Affiliates without such consent subject to the provisions of this Agreement. Further, AMNI hereby consents to a pledge by Liberty to of its interests in this Joint Operating Agreement, the Joint Venture and in the Deep Zones of the IMA Field to financial institutions now or hereafter providing credit to Liberty.

          The Parties acknowledge that the interests conveyed to Liberty with respect to its 10% undivided interest in the Deep Zones is subject to obtaining all necessary governmental approvals required to consummate the transactions provided for herein. The Parties agree to obtain such approvals as promptly as possible. If by December 1, 1998 the necessary government approvals have not been obtained, then the Parties shall enter into such amendments to this Agreement and the Joint Venture Agreement and such other contractual agreements as are necessary to provide Liberty (or its nominee) with all of the rights and benefits that were to be provided to Liberty pursuant to this Agreement and the Agreements executed in connection herewith.

                            ARTICLE XXV - WITHDRAWAL
                            ------------------------

25.1      RESTRICTION

          No Party may withdraw from this Agreement unless it also withdraws from the Joint Venture Agreement, and in such case in accordance with the following provisions of this Article.

25.2      WITHDRAWAL

          Subject to the provisions of this Article, any Party may withdraw from this Agreement and the Joint Venture Agreement by giving notice to all other Parties stating that it wishes to withdraw from the Joint
          Venture Agreement and this Agreement and specifying a proposed effective date of withdrawal which shall be at least sixty (60) Days, but not more than one hundred eighty (180) Days after the date of such notice. Such notice shall be unconditional and irrevocable when given. Within twenty (20) Business Days of receipt of such notice, any of the other Parties may similarly give notice that it wishes to withdraw from the Joint Venture Agreement and this Agreement. If all the other parties give such notice no assignment shall take place, the Parties shall be deemed to have decided to abandon the Joint Operations and the Joint Venture Agreement shall be determined on the earliest possible date. If less than all the other Parties give such notice, the withdrawing Parties shall withdraw from the Joint Venture Agreement and this Agreement and the non-withdrawing parties shall take the place of the withdrawing parties in accordance with Article
          25.3 without compensation whatsoever.

25.3      CONDITIONS

          With  respect  to  Article  25.2:

          (a) a withdrawing Party shall assign all of its said interest to the non-withdrawing Parties and such interest shall (unless otherwise agreed by such non-withdrawing parties) be allocated to them in the proportions in which their respective Participating Interest prior to the effective date of withdrawal (as hereinafter defined) bear to the total of the same;

          (b) a withdrawing Party shall promptly join in such actions as may be necessary or desirable to obtain any necessary or desirable to obtain consent or approval of the Ministry in connection with, and shall execute and deliver all documents necessary to effect any such assignment and a withdrawal shall not be effective and binding upon the Parties until the date upon which the same shall have been done (the "effective date of withdrawal");

          (c) a withdrawing Party shall promptly join in all actions required by the other Parties for the maintenance of the Deep Zone of the IMA Field provided that its participation in such actions shall not cause it to incur after the date on which notice of withdrawal shall have been given any financial obligations except as provided in this Article XXV;

          (d) a withdrawing Party shall pay all fines and penalties which may be prescribed by the Ministry and all costs and expenses incurred by the other Parties in connection with such withdrawal;

          (e) a withdrawing Party shall not be allowed to withdraw from the Joint Venture Agreement and this Agreement if its said interest is subject to any liens, charges or encumbrances other than rent and royalty payable under the OML and OPL governing the Deep Zones of the IMA Field, unless the other Parties are willing to accept the assignment subject to such additional liens, charges and encumbrances;

          (f) unless the Party or Parties acquiring its said interest agree to accept the withdrawing Party's liabilities and obligations, a withdrawing Party shall remain liable and obligated for its Participating Interest share of all expenditure accruing to the Joint Account under any Work Programme and Budget approved by the Operating Committee and authorized by AFE prior to the date on which notice of withdrawal is given even if the operations concerned are to be implemented thereafter provided always that this sub-paragraph (f) shall not render a withdrawing Party liable for any amounts which such Party would not have been obliged to pay had it not withdrawn; and

          (g) a withdrawing Party shall remain liable and obligated for its Participating Interest share of all net costs and obligations that in any way relate to the abandonment of Joint Operations or a Sole Risk Project in which such withdrawing Party participated if abandonment occurs within five (5) years after the effective date of withdrawal and, prior to such withdrawal, such withdrawing Party shall provide the other Parties with such security therefor as is acceptable to all such other Parties.

          (h) If such withdrawing Party has, at the effective date of the withdrawal, already provided security for abandonment costs pursuant to an Abandonment Agreement entered into pursuant to
               Article 6.10.3 the adequacy of such security (both in terms of the proposed withdrawal in question and otherwise) shall be reviewed by the non-withdrawing Parties. Without prejudice to the right of the majority in Participating Interests of the non-withdrawing Parties to require the withdrawing Party to provide additional or substitute security for its said share, if the said majority of the non-withdrawing Parties determines that the security in question should not be released, the withdrawing Party shall not be entitled to any such release and the security in question (together with such additional security as the majority in Participating Interests of the non-withdrawing Parties shall have required the withdrawing Party to provide) shall be held as security for such withdrawing Party's said share until its liability under this Article 25.3(h) has been discharged.

                          ARTICLE XXVI - FORCE MAJEURE
                          ----------------------------

26.1 The obligations, so far as and to the extent that the obligations are affected, of each of the Parties hereunder, other than the obligations to make payments of money or furnish security, shall be suspended during the period and to the extent that such Party is rendered unable, wholly or in part, from carrying out its obligations under this Agreement by 'Force Majeure' (as hereinafter defined). In such event, such Party shall give notice of suspension as soon as reasonably possible to the other Parties stating the date and extent of such suspension and the cause thereof. Any of the Parties whose obligations have been suspended as aforesaid shall use all reasonable endeavours to remedy such cause and shall resume the performance of such obligations as soon as reasonably possible after the removal of the cause and shall so notify all the other Parties.

26.2 For the purposes of this Agreement, "Force Majeure" shall mean any event beyond the reasonable control of a Party and which by the exercise of reasonable efforts, the Party is not able to prevent, and includes, but is not limited to, such events as governmental restrictions, strikes, lockouts, shortages of labor or material, acts of God, insurrection, riots, wars, fire, storms, hurricanes, floods and the like.

                             ARTICLE XXVII - NOTICES
                             -----------------------

27.1 Except as otherwise specifically provided, all notices authorized or required between the Parties by any of the provisions of this Agreement shall be delivered pursuant to Article 15.5 of the Joint Venture Agreement.

                 ARTICLE XXVIII - DISPUTE RESOLUTIONS PROVISIONS
                 -----------------------------------------------

28.1 This Agreement shall be governed by, construed, interpreted and applied in accordance with the laws of England.

28.2 Any dispute arising out of and relating to this Agreement and which the Parties have not settled by themselves, shall finally be decided, to the exclusion of the courts, by arbitration in accordance with the arbitration rules of the International Chamber of Commerce. Three arbitrators shall be appointed, each party appointing one arbitrator, and the two arbitrators thus appointed choosing the presiding arbitrator. In reaching a decision, the arbitrators shall be guided by the terms of this Agreement and international practice in similar agreements.

     IN WITNESS WHEREOF the Parties have caused this Agreement to be executed by their duly authorized officers and representatives as of the day and year first above written.

SIGNED,  SEALED  AND  DELIVERED              SIGNED,  SEALED  AND  DELIVERED
for  and  on  behalf  of                     for  and  on  behalf  of

AMNI  INTERNATIONAL  PETROLEUM               LIBERTY  TECHNICAL  SERVICES
DEVELOPMENT  COMPANY  LIMITED                LTD.


By:  /s/  Tunde  J.  Afolabi                 By:  /s/  Wade  G.  Cherwayko
     -----------------------                         ------------------------
Name:     TUNDE  J.  AFOLABI                 Name:     Wade  G.  Cherwayko
Designation:  Managing  Director                     ------------------------
Chief  Executive  Officer                    Designation:  President
                                                  ------------------------

                                  SCHEDULE "A"
                                  ------------

                              ACCOUNTING PROCEDURE
                              --------------------

This Schedule "A" is attached to and forms part of the Joint Operating Agreement made between AMNI INTERNATIONAL PETROLEUM DEVELOPMENT COMPANY LIMITED AND LIBERTY TECHNICAL SERVICES LTD. the 30th day of June, 1998, (the "Agreement").


I    DEFINITIONS  AND  PURPOSE
     -------------------------

1.1 Words and phrases defined in Article 1 of the Agreement, when used herein, shall have the meaning assigned to them therein.

1.2 The purpose of this Accounting Procedure is to establish equitable methods and rules for determining and reporting changes and credits applicable to Joint Operations under this Agreement, to the end that the Operator shall, subject to the provisions of this Agreement, neither gain nor lose by reason of the fact that it acts as the Operator.

II   CHARGEABLE  COSTS  AND  EXPENDITURES
     ------------------------------------

     The Operator shall charge the Joint Account for all reasonable costs and expenses made in connection with the conduct of Joint Operations (the Operator shall not charge the Joint Account, and the Parties shall not be liable, for any unreasonable costs and expenses). Such costs shall include, but not be limited to:

2.1  CONCESSION PAYMENTS
    --------------------

     All direct costs necessary to acquire and to maintain rights to the Deep Zones of the IMA Field or to acquire and to maintain such permits as are required for the Joint Operations.

2.2  LABOUR  AND  RELATED  COSTS
     ---------------------------

     Salaries and wages, including bonuses of employees of the Operator who are directly engaged in the conduct of Joint Operations, whether temporarily or permanently assigned, irrespective of the location of such employees. The costs of salaries and wages referred to herein shall include, without limitation, the costs of employee benefits, customary allowances and personal expenses incurred under the Operator's allowances and personal expenses incurred under the Operators' practice and policy, and amount imposed by applicable Governmental authorities, which are applicable to such employees. These costs and expenses shall include:

     2.2.1 Cost of established plans for employee group life insurance, hospitalization, pension, retirement, savings and other benefits plan;

     2.2.2     Cost of holidays, vacations, sickness  and  disability  benefits;

     2.2.3     Cost of living, housing, and other customary allowances;

     2.2.4 Reasonable personal expenses which are reimbursable under the Operator's standard personnel policies;

     2.2.5     Obligations imposed by Government authorities;

     2.2.6 Cost of transportation of employees, other than as provided in paragraph 2.3 below, as required in the conduct of Joint Operations.

     2.2.7 Charges in respect of employees temporarily engaged in Joint Operations calculated to reflect the actual costs thereto during the period or period of such engagement.

2.3  EMPLOYEE RELOCATION AND RELATED COSTS
     -----------------------------------------

     For the purposes of this paragraph 2.3, the following words shall have the following respective meanings, namely:

     "Relocation  Costs"  means,  with  respect to  employees  of the  Operator
      -----------------
     relocation costs, Transportation Costs and transfer expenses, in conformity with the Operator's established and Customary practices, including transportation of such employees' families and their personnel and household effects.

     "Transportation  Costs" for the above  purpose  shall  include  the cost of
      ---------------------
     freight and passenger service, meals, hotels, and other expenditures related to the transfer.

     2.3.1 Relocation Costs, Transportation Costs and transfer expenses, within Nigeria, for personnel engaged in Joint Operations.

     2.3.2 Relocation Costs and Transportation Costs with respect to expatriate employees, including:

          (a)  Relocation  Costs and  Transportation  Costs  for the  Operator's
               employees   and  their   families   transferring   to  the  Joint
               Operations;

          (b) Relocation Costs and other related expenses incurred in the final repatriation or transfer of the Operator's expatriate employees and families in the case of such employees' retirement or separation from the company, or in the case of such employees' relation to the Operator's Head Office.

          PROVIDED HOWEVER, that:

          (a) Relocation Costs incurred in moving an expatriate employee and his family beyond his point of origin, established at the time of his transfer to Nigeria, will not be charged to the Joint Account; and

          (b) no charge shall be made to the Joint Account with respect to expenses incurred in the final repatriation or transfer of the Operators' expatriate employees and families to other areas outside of the Contract Area.

          2.3.3 Relocation Costs  and  Transportation   Costs  with  respect  to
                Nigeria employees on training assignments outside the Contract Area.

          2.3.4 Charges in respect of employees temporarily engaged in Joint Operations shall be calculated to reflect the actual costs thereto during the period or periods of such engagement.

2.4  SERVICES  PROVIDED  BY  THIRD  PARTIES/MARKET  ORIENTATED  AFFILIATES
     ---------------------------------------------------------------------

     The cost of professional, technical, consultation, utilities and other services procured from third party sources pursuant to any contract or other arrangement between such third parties and the Operator for the purposes of the Joint Operations.

2.5  SERVICES  PROVIDED  BY  THE  OPERATOR'S  AFFILIATES,  NON-OPERATOR  OR
     ----------------------------------------------------------------------
     NON-OPERATORS  AFFILIATES
     -------------------------

     The cost of professional, administrative, scientific and technical services provided or performed by the Non-Operator, or by any Affiliate of the Operator or Non-Operator for the direct benefit of Joint Operations, including, but not limited to, services provided by the Producing, Exploration, Legal, Financial, Purchasing, Insurance, Accounting, and Computer Services Departments of Non-Operator or such Affiliates.

     2.5.1 Costs and charges hereinabove referred to shall include, without limitation, the costs and charges for specific projects or studies carried out for the Joint Account by Non-Operators or Non-Operators' Affiliates.

     2.5.2 Charges for providing the above services shall reflect the actual cost only of providing such services and shall not include any element of profit.

     2.5.3 The charge out rate shall include all costs and expenses incidental to the employment of the personnel utilized for the aforesaid services.

     2.5.4 The charges for services rendered for purchasing and/or for coordinating forwarding and expediting shall be chargeable to the extent that the same have not been fully reimbursed under provisions of Article 3.1.3 hereof.

2.6  DAMAGE  AND  LOSS  TO  JOINT  PROPERTY
     --------------------------------------

     Subject to the provisions of paragraph 2.6.2 hereunder, all costs or expenses incurred for the repair or replacement of Joint Property resulting from damages or losses by fire, flood, storm, theft, accident or any other cause shall be for the Joint Account.

     2.6.1 The Operator shall furnish the Non-Operators with written notice of any occurrence of damage or loss incurred which is estimated to exceed $50,000.00 as soon as practicable after the occurrence of the event giving rise to the said damage or loss.

     2.6.2 Where the loss or damage, referred to in this paragraph 2.6 is insured against pursuant to this Agreement, any recoveries or deductibles under the relevant insurance policies shall be for the Joint Account. Recoveries or deductibles relating to insurance obtained by an individual Party shall be for the sole account of that Party.

2.7  LEGAL  EXPENSES
     ---------------

     All costs or expenses of handling, investigating, asserting defending and settling litigation or claims arising our of or relating to Joint Operations or necessary to protect or recover the Assets, including, but not limited to legal fees, court costs, arbitration costs, cost of investigation or procuring evidence and amounts paid in settlement or satisfaction of any such litigation, arbitration or claims in accordance with the provisions of this Agreement.

2.8  DUTIES  AND  TAXES
     ------------------

     All duties and taxes, fees and government assessment of every kind and nature except as excluded by this Agreement.

2.9  COSTS  OF  OFFICES,  CAMPS,  AND  MISCELLANEOUS  FACILITIES  IN  NIGERIA
     ------------------------------------------------------------------------

     Net costs of establishing, maintaining, and operating offices, camps, warehouses, housing and other facilities serving the Joint Operations. If such facilities serve other operations in addition to the Joint Operations, the net cost thereof shall be allocated to the properties and facilities served on such equitable basis as may be approved by the Operating Committee pursuant to Article 2.12 of this Agreement.

2.10 OPERATOR'S  PARENT  COMPANY  HEAD  OFFICE  OVERHEAD
     ---------------------------------------------------

     The charge for the Operator's parent company overhead (hereinafter called "Head Office Overhead Charge").

     2.10.1 The Head Office Overhead Charge shall cover professional, administrative and technical services which include, but are not limited to, production, exploration, treasury, payroll, communications, personnel, executive administrative management, central engineering and process engineering services provided by the Operator's parent company Head Office or any of its Affiliates to the extent not chargeable under paragraph 2.5 of this Schedule "A."

    2.10.2 In respect to the Operator's Head Office Overhead Charge, the Operator shall charge monthly to the Joint Operations an amount based on one-twelfth (2) of the estimated annual Head Office Overhead Charge. Adjustments of the Head Office Overhead Charge, based on actual expenditures, will be made at the end of each calendar year.

    2.10.3 For the purpose of calculating the Head Office Overhead Charges pursuant to paragraph 2.10.2 hereof, costs, charges, and expenditures relating to royalties, Concession rentals, taxes, fees and charges paid to any government or taxing authority, shall be excluded.

2.11 COSTS  OF  MATERIAL
     -------------------

     The costs of materials purchased or furnished by the Operator for use in Joint Operations as provided under Section 3 of this accounting procedure.

2.12 COST  OF  THE  OPERATOR'S  EQUIPMENT  AND  FACILITIES
     -----------------------------------------------------

     The costs of equipment and Facilities owned and furnished by the Operator or any of its Affiliates shall be charged to the Joint Account at rates commensurate with the cost of ownership and operation.

     2.12.1 The rates charged pursuant to this paragraph 2.12 shall not exceed those currently prevailing for the supply of like equipment and facilities on comparable terms in the area where the Joint Operations are being conducted.

     2.12.2 The equipment and facilities referred to herein shall exclude major investment items such as, but not limited, to, drilling rigs, producing platforms, oil treating facilities, oil and gas loading and transportation systems, and terminal facilities and other major facilities, charges for which shall be subject to a separate agreement.

2.13 OTHER  EXPENDITURES  AND  COSTS
     -------------------------------

     Any other expenditures and costs, not covered or dealt within the foregoing provisions of this Section 2, which are incurred by the Operator in accordance with the provisions of this Agreement.

III  MATERIALS  ADMINISTRATION
     -------------------------

     Costs, expenses, credits and other charges in respect of materials and supplies, equipment, machines, tools and any other goods of a similar nature acquired, used, consumed or disposed for the purposes of, or in the course of the conduct of, the Joint Operations shall be for the Joint Account as set forth in this Section 3.

3.1  MATERIALS  ACQUISITION
     ----------------------

     Materials purchased by the Operator shall be at Net Cost. "Net Cost" shall include, but shall not be limited to, the invoice price less trade and cash discounts actually received, purchase and procurement fees, freight and forwarding charges, between point of supply and point of shipment, freight to port of destination, insurance, customs duties, consular fees, excise and other applicable taxes, other times chargeable against imported materials and, where applicable, handling and transportation expenses from point of importation to warehouse or operating site.

     3.1.1 Except as otherwise provided in paragraph 3.1.4 and 3.1.5 below, materials for use in the Joint Operations shall be purchased by the Operator in arm's length transactions in the open market.

     3.1.2 The Operator shall be under no obligation to purchase new, used or surplus materials from the Non-Operators unless such materials are of the specification required and have a competitive price.

     3.1.3 Where an Affiliate of the Operator has arranged for the purchase, coordinated the forwarding and expediting effort, a fee equal to four percent (4%) of the FOB value of the materials will be added to the cost of the materials purchased.

     3.1.4 Whenever any material is not readily obtained at published or listed prices because of national emergencies, strikes or other usual causes over which the Operator has no control, the Operator may charge Joint Account for the required material at the actual cost incurred by the Operator in providing such material, and in moving it to the Contract Area.

     3.1.5 The Operator may purchase or otherwise acquire materials from an affiliate on the same terms as set forth in this paragraph 3.1.

3.2  MATERIALS  DISPOSAL
     -------------------

     The operator shall have the right to dispose of surplus materials as provided in Article 2.10 of this Agreement.

     3.2.1 Disposals of surplus material requiring Operating Committee approval under Article 2.10 of this Agreement shall be effected in accordance with a disposal and tendering procedure established for such disposals by the Operator.

     3.2.2 Any disposal and tendering procedure established by the Operator for the purposes of subparagraph 3.2.1 shall:

               (i) provide for disposal in arms length transactions in the open market; and

               (ii) include,  for the Parties,  a preferential right to purchase same at a competitive price.

     3.2.3 Proceeds from each sale or other disposal of material hereunder shall be credited to the Joint Account.

3.3  INVENTORIES
     -----------

     At reasonable intervals, inventories shall be taken by the Operator of all Joint Property. The Operator shall give thirty (30) days written notice of its intent to take inventory to permit the Non-Operators to be represented at the taking of such inventory. Failure on the Non-Operators to be represented after due notice shall bind the Non-Operators to accept the inventory taken by the Operator as correct.

     3.3.1 Reconciliation of the physical inventory with the account of the Joint Operations shall be made by the Operator and a list of overages and shortages with relevant explanation where appropriate shall be furnished to the Non-Operators, if requested. Appropriate inventory and accounting adjustments shall thereupon be made to the accounts of the Joint Operations.

     3.3.2 Wherever there is a sale or change of interest in the Joint Property, a special inventory of such Joint Property may be carried out by the Operator, provided the purchaser of such interest agrees to bear all of the expenses thereof. In such cases, both the seller and the purchaser shall be entitled to be represented at such inventory and shall be bound by inventory whether or not such representation is provided.

                                  SCHEDULE "B"
                                  ------------

                    UNIFORM PROJECT IMPLEMENTATION PROCEDURE
                    ----------------------------------------

This Schedule "B" is attached to and forms part of the Joint Operating Agreement made between AMNI INTERNATIONAL PETROLEUM DEVELOPMENT COMPANY LIMITED AND LIBERTY TECHNICAL SERVICES LTD. the 30th day of June, 1998 ("the Agreement").

I    DEFINITIONS
     -----------

     Words and phrases defined in Article 1 of the Agreement, when used herein, shall have the same meanings assigned to them therein.

II   APPLICATION
     -----------

II.1 This Schedule sets out the procedure for initiating projects, tendering for and implementing contracts and procuring materials and equipment for the Joint Operations subject to sections 2.2 and 2.4 of this Schedule "B."

II.2 The procedure shall be applicable to all contracts and purchase orders whose values exceed the respective limits set forth in Article 4.4 of this Agreement and which, pursuant thereto, require the prior concurrence of the Operating Committee.

III  PROCEDURE  FOR  INITIATING  PROJECTS
     ------------------------------------

3.1 The Operator realizing the need for a project or contract to which this procedure applies pursuant to section 2 hereinabove, shall introduce it as part of the proposed work programmes and budget to be developed and submitted by the Operator, under this Agreement, to the Operating Committee.

3.1.1 The Operator shall provide adequate information with respect to the project including, without limitation, the following:

     (i)  A clear definition of the necessity and objective of the project;

     (ii) Scope of the project; and

     (iii) Cost Estimate thereof.

3.1.2 The Chairman of the Operating Committee shall forward or transmit the project proposal along with all related documentation prepared and provided by the Operator pursuant to Subsection 3.1.1 hereof to the Sub-Committee established pursuant to Article 8.7 of the Agreement. The Sub-Committee shall consider the proposal at its next meeting and, if acceptable, shall recommend it to the Operating Committee for approval.

3.1.3 The Operating Committee may, prior to confirming its approval, make recommendations to the Operator regarding the selection, scope and timing of the project. Such recommendations shall constitute an instruction to the Operator who shall, where applicable, modify its previous submittal as may be required by the said instruction of the Operating Committee.

3.1.4 The project as approved pursuant to sub-sections 3.1.2 and 3.1.3 shall form part of the Work Programme and Budget of the Joint Operations. Such approval shall also constitute authorizations by the Operating Committee to the Operator to initiate contacts and purchases relevant to the project proposal.

3.1.5 Projects design and supervision/management shall first be drawn from available Operator's in-house expertise or that of the Operator's Affiliated Companies as approved by the Operating Committee under approved budget.

3.1.6     After  approval  of  the  project/budget,  the  Operator  shall:

          (a) promptly provide the Operating Committee with copies of all approved AFE's;

          (b) prepare a detailed project implementation schedule including, without limitation, detailed engineering design, material/equipment procurement, inspection, transportation, fabrication/construction, installation, testing and commissioning; and

          (c) shall present same to the Operating Committee including, without limitation, the following:

               (i)  project definition;

               (ii) project specification;

               (iii)flow diagrams;

               (iv) projects schedule;

               (v)  major equipment specifications; and

               (vi) cost estimate of the project.

          (d) prepare an activity status report as directed by the Operating Committee.

IV     CONTRACT  TENDER  PROCEDURE
       ---------------------------

4.1 The following tender procedure shall apply to work not directly undertaken by the Operator itself or by the Operator's Parent Company which have a cost of $50,000 or less.

      4.1.1 The Operator shall maintain a list of approved companies for the purposes of contracts for the Joint Operations, (the "Approved Contractors' List"). The Non-Operators shall have the right to propose companies to be included in the list. Operator shall be responsible for prequalifying any Contractor to be included in the Approved Contractors' List.

      4.1.2 Contractors included in the Approved Contractors' List shall be both local and/or overseas companies or entities. They shall also be registered with the Department of Petroleum Resources of the Ministry of Petroleum Resources.

      4.1.3 When a contract is to be bid, the Operator shall present a list of proposed bidders to the Operating Committee for concurrence not less that fifteen (15) working days before issuance of invitations to bid to prospective contractors. Non-Operators may propose additional names to be included in the list of proposed bidders or the deletion of any one thereof. Contract specifications shall be in English and a recognized format used in the international petroleum industry.

      4.1.4 If the Operating Committee has not responded within fifteen (15) working days following the presentation of the list of proposed bidders as aforesaid, the Operator's list shall be deemed to have been approved.

4.2 The Operator shall establish a Bid Committee who shall be responsible for prequalifying bidders, sending out bid invitations, receiving and evaluating bids and determining successful bidders to whom contracts shall be awarded.

4.3  Analyses  and  recommendations  of  bids  received  and  opened  by the Bid
     Committee shall be sent by Operator to the Operating Committee for concurrence before a contract is executed with the selected contractor. The Operating Committee shall respond within fifteen (15) working days. Approval shall be deemed to have been given if the Operating Committee has not responded within said period.

4.4 Prospective vendors/Contractors for work estimated in excess of $250,000.00 shall submit the commercial summary of their Bids to the Operator not earlier than 15 minutes before the closure of Bid as specified in the letter of invitation to Bid, if requested by the Operator.

4.5 In all cases in which an entity affiliated or otherwise related to Operator is invited to bid, the Operator shall make full disclosure to the Operating Committee of its relationship, if any, with the company or companies.

4.6 The foregoing procedures may be waived in emergency cases. In such cases the Operator may negotiate directly with contractors. In respect of work requiring specialized skill, upon the approval of Liberty, the Operator may negotiate directly with the Contractors and promptly inform the Operating Committee of the outcome of such negotiation.

V    GENERAL  CONDITIONS  OF  CONTRACTS
     ----------------------------------

     Except as otherwise approved by the Parties, the following general guidelines and conditions of contract shall apply.

5.1  PAYMENT  OF  TERMS
     ------------------

     5.1.1 A minimum of 10% of contract price shall be held as a retention payment until after the end of a guarantee period agreed with the contractor which shall vary between six months and twelve months, depending on the project, with the exception of drilling and seismic data acquisition, well surveys and other such services. A contractor may be given the option to provide other guarantee equivalent to the 10% retention such as Letter of credit or Performance Bond.

     5.1.2 Provision shall be made for appropriate withholding tax as may be applicable.

5.2  LANGUAGE  OF  CONTRACT
     ----------------------

     The language of the contract shall be English.

5.3  LAWS,  REGULATIONS,  AND  PERMITS
     ---------------------------------

     5.3.1     The governing law of all agreements shall be the laws of England.

     5.3.2 The Regulations shall apply to contractors performing in Nigeria and, as far as practicable, they shall use indigenous human and material resources.

     5.3.3 All contracts shall include a provision whereby the Contractor shall hold the Operator harmless and indemnify the Operator from and against all liabilities, losses, damages and claims resulting from claims and suits by third parties.

5.4  TERMINATION
     -----------

     Each contract shall also provide for early termination upon notice and the Operator shall use all reasonable endeavours to obtain a termination provision with minimal penalty.

5.5  LOCATION  SUBSIDIARY
     --------------------

     Contracts  shall  provide,  in the case of a foreign  contractor,  that the
     local  part  of  the  work,  where  practicable,   shall  be  performed  by
     contractors' local subsidiary.

6    MATERIALS  &  EQUIPMENT  PROCUREMENT  PROCEDURE
     -----------------------------------------------

6.1 The Operator may, through own in-house or Parent Company procure materials and equipment subject to conditions set forth hereinbelow.

6.2 The provisions of this Section 6 shall not apply to lump sum or turnkey contracts/projects.

6.3 In ordering the equipment/materials, the Operator shall obtain from vendors/manufacturers such rebates/discounts and such warranties/guarantees that such vendors/manufacturers normally offer, and all rebates, discounts, guarantees and all other grants and responsibilities shall be for the benefit of the Joint Operations.

6.4  The Operator shall:

     6.4.1 by means of established policies and procedures ensure that its procurement efforts provide the best total value, with proper consideration of quality, service, price, delivery and operating costs to the benefit of the Joint Operations;

     6.4.2 maintain appropriate records, which shall be kept up to date, clearly documenting procurement activities;

     6.4.3 provide a quarterly listing of excess materials in its stock list to the Operating Committee; and

     6.4.4     check the listings  from other  operators  pursuant to subsection
               6.4.2 above, prior to initiating any foreign purchase order.

6.5 The Operator shall initiate and maintain policies and practices which create a competitive environment/climate amongst local and/or overseas suppliers. Competitive quotation processes shall be employed for all local procurements where the estimated value exceeds the equivalent of $150,000.00.

     6.5.1 Fabrication, whenever practicable shall be done locally provided standards are not jeopardized. To this effective, the Joint Operations recognize and shall accommodate local offers at a reasonable premium.

     6.5.2 Subject to Article 4.1.1, the Operator shall give preference to Nigerian Indigenous Companies in the award of sub-contracts provided the companies possess the requisite skill for the execution of such contracts.

               Contracts within the agreed financial limit of the Operator shall be awarded to only competent Nigerian indigenous contractors. Where there are no Nigerian Indigenous contractors possessing the required skill/capability for the execution of such contracts, the Operator shall notify the Operating Committee accordingly.

6.6  Analyses and recommendations of competitive quotations received pursuant to section 6.5 shall be presented to the Operating Committee for approval before a purchase order is issued to the selected vendor/manufacturer.

     6.6.1 Approval shall be deemed to have been given if a response has not been received within fifteen (15) working days of receiving the analyses and recommendation presented pursuant to above section 6.6.

VII  PROJECT  MONITORING
     -------------------

7.1 The Operator shall furnish monthly, a project report to the Operating Committee.

     7.1.1 For major contracts exceeding $1,000,000.00, or equivalent, the Operator shall, in addition, furnish to Operating Committee a detailed quarterly report which shall include:

               (i)  Approved budget total for each project;

               (ii) Expenditure on each project;

               (iii) Variances and explanation;

               (iv) Number and value of construction change orders;

               (v)  Bar chart of  schedule  showing  work in  progress  and work
                    already   completed   and  schedule  of   mile-stones,   and
                    significant events; and

               (vi) Summary of progress during the reporting period,  summary of existing problems, if any, and proposed remedial action; and anticipated problems; and percentage of completion.

    7.1.2 In case of an increase in excess of 10% on the project, the Operator shall promptly notify and obtain the consent of the Operating Committee.

    7.1.3 Not later that three (3) months following the physical completion of any major projects over $1,000,000.00, or equivalent, the Operator shall prepare and deliver to the Operating Committee a project completion report which shall include the following:

               (a) Cost performance of the project in accordance with the work breakdown at the commencement of the project;

               (b)  Significant variations in any item or subitems; and

               (c) Summary of problems and unexpected events encountered during the project.

                                  SCHEDULE "C"
                                  ------------

            UNIFORM NOMINATION, SHIP SCHEDULING AND LIFTING PROCEDURE
            ---------------------------------------------------------


[The terms of this Schedule shall be negotiated by the Parties promptly after the discover of a Commercial Quantities of Petroleum, with all Parties negotiating in good faith]

                                  SCHEDULE "D"
                                  ------------

                              MAP OF THE IMA FIELD
                              --------------------


                             [MAP OF THE IMA FIELD]



IMA  FIELD,  OML  112  (FORMERLY  OPL  469)  )  AND  OPL  237
-------------------------------------------------------------

DEEP  ZONES:

All  geological  formations  within  and  around  the  Ima  Field that are north
(upthrown) and south (downthrown) of the geological fault dividing the Ima Field, all depths below the geological producing reservoir within the Ima Field, known as the * F + sand, as currently shown on the maps and schematic cross-section materials covering the Ima Field annexed hereto as Schedule A, or a depth of 12,150 feet (true vertical depth), whichever is the lesser depth, lying within the geological co-ordinates along the northern boundary of OML 112 and OPL 237, to the south boundary of OML 112, to the western boundary of OML 112 and to the eastern boundary of 550,000m E, as annexed hereto as Schedule B.

                                  SCHEDULE "E"
                                  ------------

                               AFE  FOR  IMA  # 11
                               -------------------